                                                                    EXHIBIT 2.24
================================================================================





                                LOAN AGREEMENT


                                     among

                               CSG SYSTEMS, INC.

                                      and

                       CSG SYSTEMS INTERNATIONAL, INC.,

                               as co-borrowers,

                           THE LENDERS NAMED HEREIN

                                      and

                                BANQUE PARIBAS,
                                   as Agent





                              September 18, 1997


================================================================================

                                      TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I

                                       DEFINITIONS......................     2
     Section 1.1    Defined Terms.......................................     2
     Section 1.2    Other Interpretive Provisions.......................    27
            (a)     Accounting Terms....................................    27
            (b)     Other Terms.........................................    27
            (c)     Performance; Time...................................    27
            (d)     Laws................................................    27
            (e)     Rounding............................................    28
            (f)     Schedules and Exhibits..............................    28

ARTICLE II

                                       THE CREDITS......................    28
     Section 2.1    Amounts and Terms of Commitments....................    28
            2.1.1   Term Facility.......................................    28
                    (a)   General Provisions Relating to Term Loans.....    28
                    (b)   Permitted Uses of Term Loan Proceeds..........    28
            2.1.2   Revolving Credit Facility...........................    29
                    (a)   Limitation on Each Lender's Obligation........    29
                    (b)   Funding of Revolving Loans to the Agent.......    29
                    (c)   Disbursement of Revolving Loans to the
                           Borrowers....................................    30
                    (d)   Over Advances.................................    30
                    (e)   General Provisions Relating to Revolving
                           Loans........................................    30
                    (f)   Permitted Uses of Revolving Loan Proceeds.....    30
     Section 2.2    Notes...............................................    30
            (a)     Term Loan Notes.....................................    30
            (b)     Revolving Loan Notes................................    30
            (c)     Notations in the Lenders' Books and Records.........    31
     Section 2.3    Repayment of Principal Amount of Loans..............    31
            (a)     Repayment of the Term Loans.........................    31
            (b)     Repayment of Revolving Loans........................    31
     Section 2.4    Payment of Interest on the Loans....................    31
            (a)     The Term Loans......................................    31
            (b)     Revolving Loans.....................................    32
            (c)     Interest Payment Dates..............................    32
            (d)     Interest Upon Events of Default.....................    32
            (e)     Limitations on Interest Rates.......................    32
     Section 2.5    Procedure for the Borrowing of Revolving Loans......    32
     Section 2.6    Conversion and Continuation Elections...............    33

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     Section 2.7     Optional Prepayments..................................  35
     Section 2.8     Mandatory Prepayments.................................  35
            (a)      Excess Cash Flow Prepayments..........................  35
            (b)      Dispositions..........................................  35
            (c)      Replacement or Refinancing Funded Debt................  36
            (d)      Equity Issuance.......................................  36
            (e)      Early Termination of Customer Services Agreements.....  36
            (f)      General...............................................  37
     Section 2.9     Commitment Fee for Providing Revolving Commitments....  37
     Section 2.10    Calculation of Interest...............................  38
     Section 2.11    Payments..............................................  38
     Section 2.12    Payment on Non-Business Days..........................  38
     Section 2.13    Application of Payments...............................  38
     Section 2.14    Distribution of Payments..............................  39
     Section 2.15    The Agent's Right to Assume Funds Available for
                      Loans................................................  39
     Section 2.16    The Agent's Right to Assume Payments Will be Made
                      by the Borrowers ....................................  39

ARTICLE III

                       TAXES, YIELD PROTECTION AND ILLEGALITY..............  40
     Section 3.1     Taxes.................................................  40
     Section 3.2     Illegality............................................  43
     Section 3.3     Increased Costs.......................................  44
     Section 3.4     Inability to Determine Rates..........................  44
     Section 3.5     Prepayment of LIBOR Loans.............................  44
     Section 3.6     Capital Requirements..................................  45
     Section 3.7     Certificates of Lenders...............................  46
     Section 3.8     Substitution of Lenders...............................  46
     Section 3.9     Survival..............................................  46

ARTICLE IV

          CONDITIONS PRECEDENT TO THE CLOSING AND THE MAKING OF LOANS......  46
     Section 4.1     Conditions Precedent to the Closing...................  46
            (a)      Corporate Documents...................................  46
                     (i)  CSG..............................................  46
                     (ii) Holdings.........................................  47
            (b)      Loan Documents........................................  47

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

                 (i)    This Agreement............. ........................  47
                 (ii)   Notes...............................................  48
                 (iii)  Designation of Responsible Persons..................  48
                 (iv)   Collateral Documents................................  48
                 (v)    Holdings Collateral Documents.......................  49
                 (vi)   Environmental Indemnity.............................  49
                 (vii)  Collateral Information Certificate..................  49
            (c)  [Intentionally deleted.....................................  50
            (d)  Opinion of the Borrowers' Counsel..........................  50
            (e)  SUMMITrak Acquisition Documents............................  50
            (f)  TCI Services Agreement.....................................  50
            (g)  Government Consents........................................  50
            (h)  Third Party Consents.......................................  50
            (i)  Consummation of the SUMMITrak Acquisition..................  50
            (j)  Landlords' Estoppels.......................................  50
            (k)  Title Policies.............................................  51
            (l)  UCC Searches...............................................  51
            (m)  Intellectual Property Review...............................  51
            (n)  Environmental Review.......................................  51
            (o)  Insurance..................................................  51
            (p)  No Litigation..............................................  51
            (q)  Pro Forma Balance Sheet and Projections....................  52
            (r)  Accounts Report............................................  52
            (s)  No Material Adverse Change.................................  52
            (t)  The Borrowers' Bring-Down Certificate......................  52
            (u)  Paribas Side Letter........................................  52
            (v)  Funds Transfer Memorandum..................................  52
            (w)  Fees, Costs and Disbursements..............................  52
            (x)  Other Documents............................................  53
     Section 4.2 The Making of Revolving Loans..............................  53

ARTICLE V

                   THE BORROWERS' REPRESENTATIONS AND WARRANTIES............  53
     Section 5.1 Organization, Power and Authority of the Borrower..........  53
     Section 5.2 Organization, Power and Authority of the Borrowers'
                  Subsidiaries..............................................  53
     Section 5.3 Loan Documents and Notes Authorized; Binding Obligations...  54
     Section 5.4 No Conflict................................................  54

                               TABLE OF CONTENTS
                                  (continued)


                                                                          Page

     Section 5.5     Capital Structure...................................  54
     Section 5.6     Financial Condition.................................  55
     Section 5.7     No Material Adverse Change..........................  55
     Section 5.8     Ownership of Properties.............................  55
     Section 5.9     Executive Offices; Trade Names......................  55
     Section 5.10    Litigation..........................................  55
     Section 5.11    Material Documents; Third Party Consents............  56
     Section 5.12    No Government Consents Needed.......................  56
     Section 5.13    Persons Signing Authorized..........................  56
     Section 5.14    Solvency............................................  56
     Section 5.15    Employment and Labor Agreements.....................  56
     Section 5.16    ERISA...............................................  56
     Section 5.17    Labor Matters.......................................  57
     Section 5.18    Margin Regulations..................................  57
     Section 5.19    Taxes...............................................  57
     Section 5.20    Schedule of Deposit Accounts........................  57
     Section 5.21    Intellectual Property Rights........................  58
     Section 5.22    Other Regulations...................................  58
     Section 5.23    Nature of Representations and Warranties............  58
     Section 5.24    Brokers' Fees.......................................  58
     Section 5.25    Representations and Warranties Contained in the
                      SUMMITrak Purchase Agreement.......................  59

ARTICLE VI

                                   INSURANCE.............................  59
     Section 6.1     Insurance by the Borrowers..........................  59
     Section 6.2     General Insurance Requirements......................  59
            (a)      Workers' Compensation Insurance.....................  59
            (b)      Commercial General Liability........................  59
            (c)      Automobile Liability Insurance......................  59
            (d)      Excess Insurance....................................  59
            (e)      Amount of Insurance.................................  60
            (f)      Property Damage Insurance...........................  60
            (g)      Extra Expense/Business Interruption Insurance.......  60
            (h)      ERISA Insurance.....................................  60
     Section 6.3     Endorsements........................................  60
     Section 6.4     Conditions..........................................  60
     Section 6.5     Evidence of Insurance...............................  61

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page

     Section 6.6     No Duty of the Lenders to Verify......................  61

ARTICLE VII

                          AFFIRMATIVE COVENANTS OF THE BORROWERS...........  61
     Section 7.1     Records and Reports...................................  62
            (a)      Quarterly Borrower-Prepared Financial Statements......  62
            (b)      Annual Audited Financial Statements...................  62
            (c)      Accountants' Statement................................  63
            (d)      Compliance Certificate................................  63
            (e)      Borrowing Base Certificate............................  63
            (f)      Financial Forecasts...................................  63
            (g)      SEC Filings...........................................  63
            (h)      Other Reports.........................................  63
            (i)      Notices...............................................  64
            (j)      Termination Events/Prohibited Transaction.............  64
            (k)      ERISA.................................................  64
            (l)      Pension Plans.........................................  64
            (m)      Tax Returns...........................................  64
            (n)      Other Information.....................................  65
     Section 7.2     Maintenance of Rights and Properties..................  65
            (a)      Maintenance of Existence and Rights...................  65
            (b)      Maintenance of Properties.............................  65
     Section 7.3     Taxes and Other Liabilities...........................  65
     Section 7.4     Inspection of Books and Records.......................  65
     Section 7.5     Inspection and Audit of Collateral....................  66
     Section 7.6     Compliance With Laws..................................  66
     Section 7.7     Agreements............................................  66
     Section 7.8     Supplemental Disclosure...............................  66
     Section 7.9     Interest Rate Protection..............................  66
     Section 7.10    Copyright Registration and Recordation................  67
            (a)      Unregistered Copyrights...............................  67
            (b)      Newly Developed Intellectual Property.................  67
     Section 7.11    Further Assurances....................................  67

ARTICLE VIII

                      NEGATIVE COVENANTS OF THE BORROWERS..................  68
     Section 8.1     Limitation on Liens...................................  68

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page

     Section 8.2     Consolidations and Mergers.............................  69
     Section 8.3     Loans and Investments..................................  70
     Section 8.4     Limitation on Indebtedness.............................  71
     Section 8.5     Transactions with Affiliates...........................  72
     Section 8.6     Use of Proceeds........................................  72
     Section 8.7     Lease Obligations......................................  72
     Section 8.8     Capital Expenditures...................................  72
     Section 8.9     Restricted Payments....................................  73
     Section 8.10    Modification of Certain Agreements.....................  73
     Section 8.11    Maintenance of Business................................  73
     Section 8.12    ERISA..................................................  74
     Section 8.13    No Use of any Lender's Name............................  74
     Section 8.14    Accounting Changes.....................................  74

ARTICLE IX

                        FINANCIAL COVENANTS OF HOLDINGS.....................  74
     Section 9.1     Maximum Leverage Ratio.................................  75
     Section 9.2     Minimum Fixed Charge Coverage Ratio....................  75
     Section 9.3     Minimum Interest Coverage Ratio........................  75

ARTICLE X

                        EVENTS OF DEFAULT AND REMEDIES......................  76
     Section 10.1    Events of Default......................................  76
            (a)      Installments of Principal..............................  76
            (b)      Other Payments.........................................  76
            (c)      Cross Defaults.........................................  76
            (d)      Representations and Warranties.........................  76
            (e)      Specific Defaults......................................  76
            (f)      Other Defaults.........................................  76
            (g)      Insolvency; Voluntary Proceedings......................  77
            (h)      Involuntary Proceedings................................  77
            (i)      Material Adverse Change................................  77
            (j)      Monetary Judgments.....................................  77
            (k)      Non-Monetary Judgments.................................  77
            (l)      Collateral.............................................  78
            (m)      Rate Contracts.........................................  78
            (n)      Governmental Action....................................  78

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page

             (o)    Change of Control.......................................  78
             (p)    Failure to Be Publicly Reporting Company................  78
     Section 10.2   Waiver of Default.......................................  78
     Section 10.3   Remedies................................................  79
     Section 10.4   Set-Off.................................................  79
             (a)    Rights of Set-Off.......................................  79
             (b)    Required Lenders' Consent to Set-Off Required...........  79
     Section 10.5   Sharing of Payments.....................................  80
     Section 10.6   Rights and Remedies Cumulative..........................  80

ARTICLE XI

                                   THE AGENT................................  80
     Section 11.1   Appointment and Authorization...........................  80
     Section 11.2   Delegation of Duties....................................  80
     Section 11.3   Liability of Agent......................................  81
     Section 11.4   Reliance by the Agent...................................  81
     Section 11.5   Notice of Default.......................................  82
     Section 11.6   Credit Decision.........................................  82
     Section 11.7   Indemnification.........................................  83
     Section 11.8   Agent in Individual Capacity............................  83
     Section 11.9   Successor Agent.........................................  84
     Section 11.10  Collateral Matters......................................  84

ARTICLE XII

                                 MISCELLANEOUS..............................  85
     Section 12.1   Amendments and Waivers..................................  85
     Section 12.2   Notices.................................................  86
     Section 12.3   No Waiver by the Agent or the Lenders...................  86
     Section 12.4   Entire Agreement; Construction..........................  86
     Section 12.5   Indemnification.........................................  87
     Section 12.6   Costs and Expenses......................................  87
     Section 12.7   Reliance by the Lenders.................................  88
     Section 12.8   Marshalling; Payments Set Aside.........................  88
     Section 12.9   No Set-Offs by the Borrowers............................  88
     Section 12.10  Successors and Assigns..................................  88
     Section 12.11  Assignments, Participations, Etc........................  89
     Section 12.12  Headings................................................  91

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page

     Section 12.13    Severability..........................................  91
     Section 12.14    Notification of Addresses, Lending Offices, Etc.......  91
     Section 12.15    No Third Parties Benefitted...........................  91
     Section 12.16    Relationship of Parties...............................  91
     Section 12.17    Time..................................................  92
     Section 12.18    Counterparts..........................................  92
     Section 12.19    Equitable Relief......................................  92
     Section 12.20    Governing Law.........................................  92
     Section 12.21    Obligations of Each Borrower..........................  92
     Section 12.22    Suretyship Waivers....................................  93
     Section 12.23    Refund Check Processing Account.......................  95
     Section 12.24    Notice of Claims; Claims Bar..........................  96
     Section 12.25    Waiver of Punitive Damages............................  96
     Section 12.26    Waiver of Jury Trial..................................  96

                                INDEX OF SCHEDULES

Schedule 1.1     -  Term Loan Commitments
Schedule 1.2     -  Revolving Commitments
Schedule 2       -  Disclosure Schedule


                                 INDEX OF EXHIBITS

Exhibit A.1      -  Form of Term Loan Note
Exhibit A.2      -  Form of Revolving Note
Exhibit B        -  Form of Notice of Borrowing
Exhibit C        -  Form of Notice of Conversion/Continuation
Exhibit D        -  Form of Compliance Certificate
Exhibit E        -  Form of Borrowing Base Certificate
Exhibit F        -  Form of Assignment and Acceptance
Exhibit G.1      -  Designation of Responsible Persons (CSG)
Exhibit G.2      -  Designation of Responsible Persons (Holdings)
Exhibit H        -  Non-Bank Lender Tax Certificate

                                LOAN AGREEMENT



  THIS LOAN AGREEMENT is entered into as of September 18, 1997, by and among CSG SYSTEMS, INC., a Delaware corporation ("CSG"), and CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Holdings"), as co-borrowers on a joint and several basis (each individually being from time to time referred to herein as a "Borrower" and collectively as the "Borrowers"), the LENDERS (as defined below) and BANQUE PARIBAS, not in its individual capacity but solely in its capacity as the Agent (as defined below).

                                   RECITALS

  A. Holdings has entered into the SUMMITrak Purchase Agreement with the TCI Selling Entities pursuant to which the TCI Selling Entities have agreed to sell to Holdings and Holdings has agreed to purchase from the TCI Selling Entities certain software, intellectual property and related assets described in the SUMMITrak Purchase Agreement (the "SUMMITrak Assets"). Holdings has assigned and transferred to CSG all of Holdings' rights and interests in, to, and under the SUMMITrak Purchase Agreement, including the right to acquire and receive the SUMMITrak Assets upon the closing of the SUMMITrak Acquisition.

  B. Concurrent with Holdings' entering into the SUMMITrak Purchase Agreement, CSG entered into the TCI Services Agreement with TCI Cable Management, pursuant to which CSG will provide subscriber management, billing, statement mailing, support and other services to TCI Cable Management. The TCI Services Agreement will become effective upon the closing of the SUMMITrak Acquisition.

  C. The Borrowers have requested the Lenders and the Agent to enter into this Agreement pursuant to which the Lenders severally agree (in accordance with their respective Commitments) to advance to the Borrowers: (i) at Closing, Term Loans in an amount equal to the Lenders' Aggregate Term Loan Commitment and Revolving Loans in an amount equal to a portion of the Maximum Availability under the Revolving Credit Facility for the purpose of funding (1) the payment of a portion of the purchase price for the SUMMITrak Assets payable by CSG upon the closing of the SUMMITrak Acquisition, (2) the payment of transaction costs related to the SUMMITrak Acquisition and this Agreement, (3) the payment of costs related to product development and (4) the repayment of all amounts owing under the Original Agreement; and (ii) thereafter from time to time, Revolving Loans subject to the Maximum Availability under the Revolving Credit Facility for the purpose of funding the payment of (A) Contingent Earn-Out Payments, (B) ongoing costs related to product development and (C) working capital and other general corporate needs of the Borrowers.

  D. The Lenders have agreed to make and maintain the credit described in this Agreement only on the terms, subject to the conditions and in reliance on the representations and warranties set forth below.

                                   AGREEMENT

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

  "Accounts" means all accounts receivable now owned or hereafter received or acquired by or belonging or owing to the Borrowers arising out of goods sold or services rendered by the Borrowers in the Ordinary Course of Business.

  "Acquisition" means any transaction, or any series of related transactions, by which either of the Borrowers or any of their respective Subsidiaries directly or indirectly (a) acquire any ongoing business or all or substantially all of the assets of any firm, partnership, limited liability company, joint venture or corporation, or any division thereof, whether through the purchase of assets, a merger or otherwise, or (b) acquire (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the Stock of a corporation having ordinary voting power for the election of directors, or (c) acquire control of fifty percent (50.0%) or more of the ownership interest in any partnership, limited liability company or joint venture.

  "Adjusted LIBOR" means, for each Interest Period in respect of LIBOR Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

                                     LIBOR
        Adjusted LIBOR = ----------------------------------
                         1.00 Eurodollar Reserve Percentage

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

  "Affected Lender" has the meaning set forth in SECTION 3.8.

  "Affiliate" means, with respect to any Person, each other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Employee Benefit Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote twenty percent (20.0%)
or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

  "Agent" means Banque Paribas solely when acting in its capacity as the Agent under any of the Loan Documents and any successor Agent.

  "Agent-Related Persons" means Banque Paribas and any successor Agent appointed pursuant to SECTION 11.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

  "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with SECTION 12.2.

  "Aggregate Commitments" means the combined Commitments of the Lenders in the aggregate principal amount of One Hundred Ninety Million Dollars ($190,000,000).

  "Aggregate Revolving Commitment" means the combined Revolving Commitments of the Lenders in the aggregate stated principal amount of Forty Million Dollars ($40,000,000).

  "Aggregate Term Loan Commitment" means the combined Term Loan Commitments of the Lenders in the aggregate original principal amount of One Hundred Fifty Million Dollars ($150,000,000).

  "Agreement" means this Loan Agreement dated as of September 18, 1997, including all amendments, modifications and supplements hereto and all appendices, exhibits and schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect from time to time.

  "Applicable Margin" means with respect to any Base Rate Loan or any LIBOR Loan, as applicable, the following margins based on the Leverage Ratio maintained by Holdings and its

Subsidiaries as determined as of the end of the most recent Fiscal Quarter for which the Borrowers have furnished a Compliance Certificate to the Agent pursuant to SUBSUBSECTION 7.1(d):

   ===========================================================================
                             Applicable Margin for    Applicable Margin for
    Leverage Ratio                LIBOR Loans             Base Rate Loans
   ===========================================================================

    Greater than 3.50                  1.75%                   0.50%
   ---------------------------------------------------------------------------
    Greater than 2.50 but less         1.00%                   0.00%
    than or equal to 3.50
   ---------------------------------------------------------------------------
    Greater than 1.50 but less         0.75%                   0.00%
    than or equal to 2.50
   ---------------------------------------------------------------------------
    Less than or equal to 1.50         0.50%                   0.00%
   ===========================================================================

The Applicable Margin applying to any Loan outstanding after the last day of the Fiscal Quarter ending September 1997 shall be subject to increase or decrease, as provided above, based on the current Leverage Ratio as calculated as of the last day of the immediately preceding Fiscal Quarter, with any change in the Applicable Margin being effective (a) as of the first day of the next succeeding Fiscal Quarter provided that the Compliance Certificate with respect to the immediately preceding Fiscal Quarter is delivered to the Agent on or prior to the fifteenth (15th) Business Day following the last day of the immediately preceding Fiscal Quarter and (b) as of the second Business Day after the date on which the Agent receives the Compliance Certificate with respect to the immediately preceding Fiscal Quarter if the Agent receives such Compliance Certificate after the fifteenth (15th) Business Day following the last day of the immediately preceding Fiscal Quarter (provided that if any Loan is prepaid or repaid after the end of any Fiscal Quarter but prior to the delivery of the Compliance Certificate for such Fiscal Quarter, such Loan shall, for such period, continue to have the same Applicable Margin as applied during the prior Fiscal Quarter; provided further that from the Closing until the last day of the Fiscal Quarter ending September 30, 1997, the Applicable Margin for Base Rate Loans shall be deemed to be 0.50% and provided, further, that if at any time an Event of Default has occurred and is continuing, the Applicable Margin for LIBOR Loans shall be deemed to be 1.75% and the Applicable Margin for Base Rate Loans shall be deemed to be 0.50%). The initial Applicable Margin applying to any Borrowing occurring after the end of any Fiscal Quarter but prior to the delivery of the Compliance Certificate for such Fiscal Quarter shall be based on the Leverage Ratio calculated as at the last day of the most recent Fiscal Quarter for which the Borrowers have delivered a Compliance Certificate.

  "Assignee" has the meaning set forth in SUBSECTION 12.11(a).

  "Assignment and Acceptance" has the meaning specified in SUBSECTION 12.11(a).

  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder.

  "Base Rate" means for any day, the higher of (a) the per annum floating rate established by Banque Paribas as its "prime rate" for domestic (United States) commercial loans in effect on such day, and (b) one-half percent (0.50%) in excess of the Federal Funds Rate in effect on such day. Banque Paribas' prime rate is a rate set by Banque Paribas based upon various factors, including Banque Paribas' costs and desired return, general economic conditions and other factors, and is neither directly tied to an external rate of interest or index nor necessarily the lowest or best rate of interest actually charged by Banque Paribas at any given time to any customer or particular class of customers for any particular credit extension. Banque Paribas may make commercial or other loans at rates of interest at, above or below its prime rate.

  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

  "Base Rate Revolving Loan" has the meaning set forth in SUBSECTION 2.1.2(e).

  "Base Rate Term Loan" has the meaning set forth in SUBSECTION 2.1.1(a).

  "Borrowing" means a borrowing under this Agreement consisting of Loans made to the Borrowers on the same day by the Lenders pursuant to ARTICLE II.

  "Borrowing Base" means an amount equal to the value of eighty percent (80.0%) of the Borrowers' Eligible Accounts.

  "Borrowing Base Certificate" means a certificate signed by each of the Borrowers' chief financial officer or Controller/Principal Accounting Officer, substantially in the form set forth in EXHIBIT E, completed with appropriate insertions and attachments for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

  "Business" means the business of providing subscriber or customer management services, billing and statement mailing services, management reporting, live-voice operator tele-marketing services, Cableperks and billing statement inserts, refund check processing, pay-per-view itemization, insert printing, decision support services, VIP services and other similar services for businesses in various industries and developing and licensing related software to multiple cable system operators, direct broadcast satellite television operators, cable programming providers, video dial tone providers, telephony and telephone system operators, on-line service providers, utility providers, insurance companies, financial services providers and businesses in other industries.

  "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the States of California, Colorado, Nebraska, Illinois or New York are authorized or required by law or other governmental action to close, except that if any determination of a "Business Day" shall relate to a LIBOR Loan, the term "Business Day" shall mean a day on which dealings are carried on in the London interbank market.

  "Bytel" means Bytel Limited, a corporation organized under the laws of England, and a wholly-owned subsidiary of Holdings.

  "Capital Expenditures" means all payments which are required to be capitalized under GAAP for (a) fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one (1) year and (b) software development costs and costs to improve intangible assets.

  "Capital Lease" means, as to any Person, any lease of any Property by such Person as lessee that is classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

  "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear as a liability on a balance sheet of such Person in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

  "Cash Equivalents" means:

        (a) securities issued or unconditionally guaranteed or insured by the United States government or any agency or any state thereof and backed by the full faith and credit of the United States or such state having maturities of not more than six (6) months from the date of acquisition;

        (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Lender, or by any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.; and

        (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and having a tenor of not more than six (6) months.

  "Chandler Road Property" means all of CSG's right, title and interest in and to the real property located at 14301 Chandler Road, Omaha, Nebraska, leased by CSG from Nebco, Inc., including all improvements located on such property and all easements and other rights appurtenant to such property.

  "Change of Control" means the occurrence after the date of this Agreement of:
(i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of either of the Borrowers (or other securities convertible into such securities) representing greater than fifty percent (50.0%) of the combined voting power of all securities of such Borrower entitled to vote in the election of directors; (ii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of either of the Borrowers (or other securities convertible into such securities) representing greater than fifty percent (50.0)% of the combined voting power of all securities of such Borrower entitled to vote in the election of directors; or (iii) during any twelve (12) consecutive calendar months, individuals who were directors of either of the Borrowers on the first day of such period shall cease to constitute a majority of the board of directors of such Borrower unless their successors are elected by a majority of the members of the board of directors of such Borrower who were members of such board of directors as of the first day of such period or whose election as a member of such board of directors was previously so approved.

  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges or claims, in each case then due and payable, upon or relating to (a) the Collateral, (b) the Loans, (c) either of the Borrowers' employees, payroll, income or gross receipts, (d) either of the Borrowers' ownership or use of any of its Properties or assets or
(e) any other aspect of the Borrowers' respective businesses.

  "Code" means the Internal Revenue Code of 1986, as amended, the Treasury Regulations adopted thereunder and the Treasury Regulations proposed thereunder (to the extent the Agent, at its sole discretion, reasonably determines that such proposed regulations set forth the regulations that apply in the circumstances).

  "Collateral" means all Property and interests in Property, and all proceeds thereof, now owned or hereafter acquired by either of the Borrowers or their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders or the Agent, whether under this Agreement or under any other document executed by any such Persons and delivered to the Agent or the Lenders.

  "Collateral Assignment of Rights (SUMMITrak Purchase Agreement)" means the Collateral Assignment of Rights Under Asset Purchase Agreement dated as of September 18, 1997, executed by each of CSG and Holdings in favor of the Agent, and acknowledged by each of TCI SUMMITrak, TCI SUMMITRAK Texas and TCI Ventures, pursuant to which Holdings assigns to the Agent a security interest in all of its rights under the SUMMITrak Purchase Agreement.

  "Collateral Assignment of Rights (TCI Services Agreement)" means the Collateral Assignment of Rights Under Restated and Amended CSG Master Subscriber Management System Agreement dated as of September 18, 1997, executed by CSG in favor of the Agent, and acknowledged by TCI Cable Management, pursuant to which CSG assigns to the Agent a security interest in all of CSG's rights under the TCI Services Agreement.

  "Collateral Information Certificate" means the Collateral Information Certificate dated the date of this Agreement, duly executed by each of the Borrowers and addressed to the Agent, and all final schedules, exhibits and attachments thereto, and all copies of agreements and other information required to be delivered to the Agent pursuant thereto.

  "Collateral Documents" means, collectively, (a) the Leasehold Deeds of Trust, the Security Agreement, the separate Grants of IP Security Interests, the Financing Statements and all other agreements, assignments, documents and instruments from time to time executed and delivered by CSG granting, assigning, transferring or otherwise evidencing or relating to any Lien granted, assigned or transferred to the Agent or any Lender pursuant to or in connection with the transactions contemplated by this Agreement, and (b) any amendments, supplements, modifications, renewals, restatements, replacements, consolidations, substitutions and extensions of any of the foregoing.

  "Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Term Loan Commitment or Revolving Commitment divided by the Aggregate Term Loan Commitment or Aggregate Revolving Commitment, as applicable.

  "Commitment Fee Percentage" has the meaning set forth in SECTION 2.9.

  "Commitments" means, for each Lender, its Term Loan Commitment and its Revolving Commitment, if any.

  "Compliance Certificate" means a certificate signed by each of the Borrowers' chief financial officer or Controller/Principal Accounting Officer, substantially in the form set forth in EXHIBIT D, with such changes therein as the Agent from time to time may reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

  "Contingent Earn-Out Payments" means any payment made or required to be made by either of the Borrowers to any of the TCI Selling Entities pursuant to Sections 3(a)(ii) and 3(a)(iii) of the SUMMITrak Purchase Agreement.

  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including any such obligation for which that

Person is in effect liable through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, or (e) to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guaranty or other support arrangement.

  "Continuation Date" means any date on which the Borrowers elect to continue a LIBOR Loan into another Interest Period.

  "Conversion Date" means any date on which the Borrowers elect to convert a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan.

  "Copyrights" means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of any state thereof or of any other country, including all registrations, applications and recordings in respect thereof in the federal Copyright Office or with any other Governmental Authority.

  "CSG" has the meaning set forth in the PREAMBLE.

  "CSG Employee Stock Purchase Plan" means the CSG Employee Stock Purchase Plan adopted by the Board of Directors of Holdings on February 14, 1995.

  "Customer Services Agreement" means any agreement entered into by CSG with any Person, pursuant to which CSG renders services or sells, leases or licenses its products or property, in either case related to the Business.

  "Customer Services Agreement Termination" means the exercise by any Customer Services Client of any right contained in such Customer Services Client's Customer Services Agreement to terminate such Customer Services Agreement prior to its stated expiration date.

  "Customer Services Agreement Termination Proceeds" means all proceeds obtained by either of the Borrowers, including early termination fees, any minimum payments, liquidated damages or other amounts (net of deconversion costs) upon or with respect to the occurrence of a Customer Services Agreement Termination.

  "Customer Services Client" means any Person who has entered into a Customer Services Agreement.

  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

  "Designated Deposit Account" means deposit account number 1155026349 maintained by CSG with Norwest Bank Nebraska, N.A. or such other deposit account maintained at the same or a different depository institution as both of the Borrowers from time to time shall designate by written notice to the Agent, which designation shall be subject to the Agent's prior written approval.

  "Designation of Responsible Persons (CSG)" means a Designation of Responsible Persons, executed by the chief financial officer of CSG, substantially in the form of EXHIBIT G.1, identifying the officers of CSG having authority to request, convert or continue Loans hereunder.

  "Designation of Responsible Persons (Holdings)" means a Designation of Responsible Persons, executed by the chief financial officer of Holdings, substantially in the form of EXHIBIT G.2, identifying the officers of Holdings having authority to request, convert or continue Loans hereunder.

  "Disclosure Schedule" means SCHEDULE 2.

  "Disposition" means the sale, lease, conveyance or other disposition by either of the Borrowers of any of their respective Property or other assets in a single transaction or related series of transactions, other than sales of inventory in the Ordinary Course of Business.

  "Dollars", "dollars" and "$" each means lawful money of the United States of America.

  "Domestic Lending Office" means, with respect to each Lender, the office of that Lender designated as such in the signature pages hereto or such other office of the Lender as it from time to time may specify to the Borrowers and the Agent.

  "Due Inquiry" means any and all inquiry, investigation and analysis which a prudent Person would undertake and complete with diligence with the intent of coming to an understanding appropriate to the importance of the subject to which the inquiry relates.

  "EBITDA" means, as calculated on a consolidated basis for Holdings and its Subsidiaries for any period as of any date of determination, the sum of (a) Net Income, plus (b) all amounts treated as expenses for depreciation and the periodic or accelerated non-cash amortization of intangibles of any kind to the extent included in the determination of Net Income, plus (c) all accrued taxes on or measured by income to the extent included in the determination of Net Income, plus (d) Net Interest Expense to the extent included in the determination of Net Income, plus (e) acquired research and development efforts which are expensed immediately following the acquisition to the extent included in the determination of Net Income, plus (f) all charges to Net Income classified as extraordinary items or discontinued operations, and the cumulative effect of change in accounting principles, each in accordance with GAAP, to the extent included in the determination of Net Income, plus (g) non-cash amortization and other expense related to Stock-based compensation minus (h) all additions to Net Income classified as extraordinary items, or discontinued operations, and the cumulative effect of change in accounting principles, each in accordance with GAAP, to the extent included in the determination of Net Income.

  "Eligible Accounts" means, at any time, the aggregate of the Borrowers' Accounts, excluding, however:

        (a) all Accounts in respect of which full payment has not been received within ninety (90) days of the invoice date;

        (b) all Accounts as to which the goods, merchandise or other personal property or the rendering of services has not been fully and completely delivered or performed;

        (c) all Accounts against which the account debtor or any other Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by such Accounts;

        (d) all Accounts as to which the account debtor or other Person obligated to make payment thereon is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to the Agent and the Agent has so notified the Borrowers;

        (e) all Accounts in which an Affiliate of either of the Borrowers is the account debtor;

        (f) Accounts for any account debtor to the extent that Accounts for such account debtor exceed thirty percent (30.0%) of the aggregate of the Borrowers' total Accounts;

        (g) all Accounts of any Governmental Authority or foreign account debtor unless the Agent, on behalf of the Lenders, has received a Lien in and to such Accounts which is perfected;

        (h) all Accounts of an account debtor in the event that payment in full has not been received within 120 days of the invoice date for twenty-five percent (25.0%) or more of the Accounts of such account debtor;

        (i) any Account for which any portion of the payment thereof is due more than sixty (60) days after the invoice date; and

        (j) any Account which the Agent in its reasonable discretion shall deem not to qualify as an Eligible Account.

  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (c) the central bank of any country which is a member of the OECD; (d) a finance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of $100,000,000; (e) an insurance company organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of $100,000,000; (f) any Lender party to this Agreement; (g) any Lender Affiliate; and (h) any other Person approved by the Agent and the Borrowers, such approval not to be unreasonably withheld; provided, however, that an Affiliate of the Borrowers shall not qualify as an Eligible Assignee.

  "Employee Benefit Plan" means any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for the employees of any Person or any ERISA Affiliate of such Person.

  "Environmental Indemnity" means the Environmental Indemnity dated as of September 18, 1997, executed and delivered by each of the Borrowers in favor of and to each of the Lenders and the Agent.

  "ERISA" means the Employee Retirement Income Security Act of 1974.

  "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

  "Eurodollar Reserve Percentage" means the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

  "Event of Default" means any of the events or circumstances set forth in
SECTION 10.1.

  "Event of Loss" means, with respect to any Property having a net book value in excess of $2,000,000, any of the following: (a) any material loss, destruction or damage of such Property or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

  "Excess Cash Flow" means, as calculated for the Fiscal Quarter ending December 31, 1997 and annually thereafter as of the last day of each Fiscal Year, an amount equal to (a) Operating Cash Flow minus (b) Total Debt Service.

  "Excess Cash Flow Percentage" means, with respect to the Mandatory Prepayment of Excess Cash Flow required to be made with respect to any Fiscal Year as set forth in SUBSECTION 2.8(a), fifty percent (50.0%), unless the Leverage Ratio as measured as of the last day of such Fiscal Year based on the audited financial statements for such Fiscal Year delivered to the Lenders pursuant to SUBSECTION 7.1(b) shall be less than 1.50:1.00, in which event and with respect to the Mandatory Prepayment of Excess Cash Flow to be made for such Fiscal Year only, the Excess Cash Flow Percentage shall mean zero percent (0.00%).

  "FDC" means First Data Corporation, a Delaware corporation.

  "FDC Services Agreement" means the Amended and Restated Service Agreement dated as of December 31, 1996, between FDT and CSG, and all final schedules, exhibits and attachments thereto, as amended, modified, supplemented or restated from time to time.

  "FDT" means First Data Technologies, Inc., a Delaware corporation and a wholly-owned Subsidiary of FDC.

  "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York Time, on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

  "Financing Statements" means the UCC-1 financing statements, duly executed by CSG, as debtor, naming the Agent as secured party and duly filed with the filing offices of the Governmental Authorities required by the Agent.

  "Fiscal Quarter" means each fiscal quarter of Holdings ending on each March 31, June 30, September 30 and December 31, unless quarters ending on different dates are consented to in writing in advance by the Agent.

  "Fiscal Year" means each fiscal year of Holdings ending on each December 31, unless a fiscal year ending on a different date is consented to in writing in advance by the Agent.

  "Fixed Charge Coverage Ratio" means, as calculated quarterly as of the last day of each Fiscal Quarter on a rolling four (4) quarter basis, the ratio of (a) an amount equal to (i) Operating Cash Flow plus (ii) the SUMMITrak/Phoenix Capex Adjustment plus (iii) the SUMMITrak/Phoenix Expense Adjustment to (b) Fixed Charges; provided, however, that the Fixed Charge Coverage Ratio for (A) the Fiscal Quarter ended December 31, 1997 shall be calculated solely in respect of such Fiscal Quarter; (B) the Fiscal Quarter ended March 31, 1998 shall be calculated solely in respect of the two Fiscal Quarters ended December 31, 1997 and March 31, 1998; and (C) the Fiscal Quarter ended June 30, 1998 shall be calculated solely in respect of the three Fiscal Quarters ended December 31, 1997, March 31, 1998 and June 30, 1998.

  "Fixed Charges" means, as calculated for Holdings and its Subsidiaries for any period as of any date of determination, the sum of (a) Net Interest Expense, plus (b) all taxes on or measured by income actually paid, plus (c) scheduled amortization of Funded Debt, determined on an historical basis (regardless of whether such amounts were actually paid), plus (d) dividends paid by Holdings pursuant to SECTION 8.9.

  "Form 1001" has the meaning set forth in SUBSECTION 3.1(g).

  "Form 4224" has the meaning set forth in SUBSECTION 3.1(g).

  "Funded Debt" means, for Holdings and its Subsidiaries as of any date of determination, the total amount of all interest bearing obligations (including all issued and undrawn letters of credit), which obligations shall include the principal amount outstanding under all Loans advanced by the Lenders hereunder, but shall specifically exclude Capital Lease Obligations.

  "Funding Date" means with respect to any proposed Borrowing hereunder, the date funds are advanced to the Borrowers for any Loan.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

  "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

  "Grants of IP Security Interests" means each of the (a) Grant of Security Interest (Patents and Patent Applications), dated September 18, 1997, executed by CSG and duly filed with the federal Patent and Trademark Office, (b) Grant of Security Interest (Trademarks, Service Marks and Trade Names), dated September 18, 1997, executed by CSG and duly filed with the federal Patent and Trademark Office and (c) Grant of Security Interest (Copyrights), dated September 18, 1997, executed by CSG and duly filed with the federal Copyright Office, in each case with respect to the Liens granted to the Agent in the Security Agreement.

  "Gross Interest Expense" means, as calculated on a consolidated basis for Holdings and its Subsidiaries for any period as at any date of determination, cash interest expense for such period (including all commissions, discounts, fees and other charges under letters of credit and similar instruments and under any Rate Contract) classified and accounted for in accordance with GAAP.

  "Holdings" has the meaning set forth in the PREAMBLE.

  "Holdings Collateral Documents" means, collectively, the Holdings Security Agreement, the Holdings Pledge Agreement, the Holdings Financing Statements and each other agreement, assignment, document or instrument executed and delivered by Holdings granting, assigning or transferring or otherwise evidencing or relating to a Lien to or in favor of the Agent or any Lender.

  "Holdings Financing Statements" means the UCC-1 financing statements duly executed by Holdings, as debtor, naming the Agent as secured party and duly filed with the filing offices of the Governmental Authorities required by the Agent.

  "Holdings Pledge Agreement" means the Stock Pledge Agreement dated as of September 18, 1997, executed by Holdings in favor of the Agent.

  "Holdings Security Agreement" means the Security Agreement dated as of September 18, 1997, by and between Holdings and the Agent.

  "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, including all amounts outstanding under this Agreement and any of the other Loan Documents, (b) all Capital Leases of such Person, (c) to the extent of the outstanding Indebtedness thereunder, all obligations of such Person that are evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) all obligations of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and other than the Contingent Earn-Out Payments), (e) all obligations of such Person of the nature described in clauses (a), (b), (c) or (d), above, and not otherwise included therein that are secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (f) all obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) all obligations of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, (h) all obligations of such Person to a counterparty under any Rate Contract and (i) all Contingent Obligations of such Person.

  "Indemnified Matters" has the meaning set forth in SECTION 12.5.

  "Indemnitees" has the meaning set forth in SECTION 12.5.

  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (a) and (b) undertaken under federal, state or foreign law, including the Bankruptcy Code.

  "Intellectual Property" means all Copyrights, Trademarks, Patents, trade secrets, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, databases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records.

  "IntelliTEK" means IntelliTEK Computer Corporation, a Delaware corporation and a wholly-owned Subsidiary of CSG.

  "Interest Coverage Ratio" means, as calculated quarterly as of the last day of each Fiscal Quarter on a rolling four (4) Fiscal Quarter basis, the ratio of (a) an amount equal to (i) EBITDA plus (ii) the SUMMITrak/Phoenix Expense Adjustment to (b) Net Interest Expense; provided, however, that the Interest Coverage Ratio for (A) the Fiscal Quarter ended December 31, 1997 shall be calculated solely in respect of such Fiscal Quarter; (B) the Fiscal Quarter ended March 31, 1998 shall be calculated solely in respect of the two Fiscal Quarters ended December 31, 1997 and March 31, 1998; and (C) the Fiscal Quarter ended June 30, 1998 shall be calculated solely in respect of the three Fiscal Quarters ended December 31, 1997, March 31, 1998 and June 30, 1998.

  "Interest Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than an Interest Payment Date on which such LIBOR Loan matures, the difference between (a) the per annum interest rate payable with respect to such LIBOR Loan as of the date of the prepayment and (b) the Adjusted LIBOR on, or as near as practicable to, the date of the prepayment for a LIBOR Loan commencing on such date and ending on the last day of the applicable Interest Period. The determination of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

  "Interest Payment Date" means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each Fiscal Quarter and each date a Base Rate Loan is converted into a LIBOR Loan; provided, however, that if any Interest Period for a LIBOR Loan exceeds three (3) months, interest shall also be paid on the date which falls three (3) months after the beginning of such Interest Period.

  "Interest Period" means, as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, in each case as the Borrowers may elect; provided, however, that (a) no Interest Period with respect to any LIBOR Term Loan shall end later than the Term Loan Maturity Date, (b) no Interest Period with respect to any LIBOR Revolving Loan shall end later than the Revolving Credit Maturity Date, (c) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (d) interest shall accrue from and including the first Business Day of an Interest Period to but excluding the last Business Day of such Interest Period.

  "Interest Rate Determination Date" means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

  "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership, limited liability company or joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of Property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such Property.

  "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. (S) 80a-1 et seq.).

  "IRS" means the Internal Revenue Service and any successor thereto.

  "Leasehold Deeds of Trust" means each of the (a) Leasehold Deed of Trust, Assignment of Leases and Rents and Fixture Filing dated September 18, 1997, executed by CSG, as trustor, to Transamerica Title Insurance Company, as trustee, for the beneficial interest of the Agent, and caused to be recorded in the Mortgage Records of the County of Douglas, Nebraska, covering all of CSG's right, title and interest in the North Park (Building 6) Property, and (b) Leasehold Deed of Trust, Assignment of Leases and Rents and Fixture Filing dated September 18, 1997, executed by CSG, as trustor, to Transamerica Title Insurance Company, as trustee, for the beneficial interest of the Agent, and caused to be recorded in the Mortgage Records of the County of Sarpy, Nebraska, covering all of CSG's right, title and interest in the Chandler Road Property.

  "Lender Affiliate" means a Person engaged primarily in the business of commercial banking and that is an Affiliate of a Lender or of a Person of which a Lender is an Affiliate.

  "Lenders" means the financial institutions which have executed signature pages to this Agreement and such other Assignee financial institutions as shall hereafter execute and deliver an Assignment and Acceptance with respect to all or any portion of the Commitments and the Loans advanced and maintained pursuant to the Commitments, in each case pursuant to and in accordance with SECTION 12.11.

  "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified as its "Domestic Lending Office" opposite its name on the applicable signature page hereto, or such other office or offices of the Lender of which it may from time to time notify the Borrowers and the Agent.

  "Leverage Ratio" means, as calculated quarterly as of the last day of each Fiscal Quarter, the ratio of (a) Total Indebtedness as of the last day of such Fiscal Quarter to (b) an amount computed on a rolling four (4) Fiscal Quarter basis equal to (i) EBITDA plus (ii) the SUMMITrak/Phoenix Expense Adjustment.

  "LIBOR" means, with respect to any Loan to be made, continued as or converted into a LIBOR Loan, the London Inter-Bank Offered Rate (determined by the Agent), rounded upward to the nearest 1/16th of one percent (0.0625%), at which Dollar deposits are offered to Banque Paribas by major banks in the London interbank market at or about 11:00 a.m., London time, on the Interest Rate Determination Date with respect to such Loan in an aggregate amount approximately equal to the amount of such Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of LIBOR by the Agent shall be conclusive in the absence of manifest error.

  "LIBOR Loan" means a Loan that bears interest based on Adjusted LIBOR.

  "LIBOR Revolving Loan" has the meaning set forth in SUBSECTION 2.1.2(e).

  "LIBOR Term Loan" has the meaning set forth in SUBSECTION 2.1.1(a).

  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

  "Loan" means an extension of credit made by a Lender pursuant to ARTICLE II and may be a Base Rate Loan or a LIBOR Loan, depending upon the context.

  "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Environmental Indemnity, the Holdings Collateral Documents, the Paribas Side Letter and any and all other agreements (including any Rate Contract), documents and instruments from time to time executed and delivered by or on behalf or in support of either of the Borrowers to the Agent, any Lender or their respective authorized designee evidencing or otherwise relating to the Loans as the same may from time to time be amended, modified, supplemented, extended or renewed.

  "Mandatory Prepayment" means any mandatory prepayment of the principal amount of Term Loans made pursuant to SECTION 2.8.

  "Margin Regulations" means, collectively, Regulations G, T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 207, 220, 221 and 224, respectively).

  "Material Adverse Change" means any set of circumstances or events which (a) has any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is material and adverse to the condition (financial or otherwise) or business operations of CSG or of the Borrowers taken as a whole,
(c) materially impairs the ability of CSG or the Borrowers collectively to perform the Obligations or (d) materially impairs the ability of the Agent or any Lender to enforce any of its legal remedies pursuant to the Loan Documents.

  "Maximum Availability" has the meaning set forth in SECTION 2.1.2.

  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Person or any Affiliate of such Person is making, or is obligated to make, contributions or has made, or been obligated to make, contributions within the preceding five (5) years.

  "Net Income" means, as calculated on a consolidated basis for Holdings and its Subsidiaries for any period as at any date of determination, the net income (or loss) from continuing operations, determined in accordance with GAAP, of Holdings and its Subsidiaries for such period taken as a single accounting period.

  "Net Interest Expense" means, as calculated on a consolidated basis for Holdings and its Subsidiaries for any period as at any date of determination,
(a) Gross Interest Expense, less (b) interest income for that period and Rate Contract payments received.

  "Net Issuance Proceeds" means, in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of either of the Borrowers, except as are paid or payable to any such Affiliate upon fair and reasonable terms that are duly approved by the disinterested members of such Borrower's board of directors, fully disclosed to the Agent and no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower, such costs and expenses to be consistent with standard investment bank practices for similar issuances; provided, however, that Net Issuance Proceeds shall not include any cash proceeds received by Holdings (a) upon the exercise, in whole or in part, from time to time, of the common stock purchase warrants issued by Holdings pursuant to Section 3(a) of the SUMMITrak Purchase Agreement, (b) upon the exercise of employee Stock options granted or from restricted Stock awards made under the 1995 Incentive Stock Plan, the 1996 Stock Incentive Plan, the Stock Option Plan for Non-Employee Directors, and any future employee or directors Stock option or stock incentive plan of Holdings, or (c) from Stock purchases made pursuant to the 1996 Employee Stock Purchase Plan of Holdings.

  "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, net of (a) the direct costs relating to such Disposition excluding amounts payable to either of the Borrowers or any Affiliate of such Borrower, except as are paid or payable to any such Affiliate upon fair and reasonable terms that are duly approved by the disinterested members of such Borrower's board of directors, fully disclosed to the Agent and no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower, (b) sale, use or other transaction taxes paid or payable as a result thereof and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Permitted Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

  "North Park (Building 6) Property" means all of CSG's right, title and interest in and to the real property located at North Park, Second Addition, Building 6, Omaha, Nebraska, leased by CSG from NPX Partnership, a Nebraska general partnership, including all improvements located on such property and all easements and other rights appurtenant to such property.

  "Note" means any Term Loan Note or Revolving Note, and any and all replacements, extensions, substitutions and renewals of any such promissory note.

  "Notice of Borrowing" means a notice given by the Borrowers to the Agent in accordance with SECTION 2.5, substantially in the form of EXHIBIT B, with appropriate insertions.

  "Notice of Conversion/Continuation" means a notice given by the Borrowers to the Agent in accordance with SECTION 2.6, substantially in the form of EXHIBIT C, with appropriate insertions.

  "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts owing by the Borrowers, or either of them, to the Lenders or the Agent, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under or in respect of any of the Loan Documents or under or in respect of any Rate Contract. This term includes all principal, interest (including interest that accrues after the commencement against either of the Borrowers of any action under the Bankruptcy Code), fees, including any and all arrangement fees, loan fees, commitment fees and agent fees and any and all other fees, expenses, costs or other sums (including Attorney Costs) chargeable to the Borrowers under any of the Loan Documents.

  "Operating Cash Flow" means, as calculated on a consolidated basis for Holdings and its Subsidiaries for any period as at any date of determination,
(a) EBITDA, less (b) permitted Capital Expenditures actually made (as opposed to committed).

  "Operating Lease" means, with respect to any Person, any lease of any Property by such Person as lessee (including leases which may be terminated by the lessee at any time) that is or should be classified and accounted for as an "operating lease" on the balance sheets, or notes thereto, of such Person prepared in accordance with GAAP.

  "Operating Lease Obligations" means, with respect to any Operating Lease, the amount of the obligations of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Operating Lease or otherwise be disclosed in a note to such balance sheet.

  "Opinion of the Borrowers' Counsel" means the favorable written legal opinion of Abrahams, Kaslow & Cassman, special counsel to the Borrowers, addressed to the Lenders and the Agent.

  "Ordinary Course of Business" means, in respect of any transaction involving either of the Borrowers, the ordinary course of such Borrower's business, as conducted by such Borrower in accordance with past practice and undertaken by such Borrower in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

  "Organizational Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

  "Original Agreement" means the Amended and Restated Loan Agreement dated as of April 26, 1996, by and among CSG, certain lenders party thereto, and Banque Paribas as Agent for such lenders, as amended.

  "Originating Lender" has the meaning set forth in SUBSECTION 12.11(d).

  "Other Taxes" has the meaning specified in SUBSECTION 3.1(b).

  "Over Advance" has the meaning set forth in SUBSECTION 2.1.2(d).

  "Paribas Side Letter" means the side letter dated September 18, 1997, between the Borrowers and Banque Paribas.

  "Participant" has the meaning set forth in SUBSECTION 12.11(d).

  "Patents" means all letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including registrations, recordings and applications in the federal Patent and Trademark Office or with any other Governmental Authority.

  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

  "Pension Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is maintained for the employees of any Person or any ERISA Affiliate of such Person, other than a Multiemployer Plan.

  "Permitted Liens" has the meaning set forth in SECTION 8.1.

  "Permitted Title Exceptions" means, collectively, all matters listed as permitted exceptions to the Title Policies on Schedule B thereto.

  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

  "Public Utility Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended (15 U.S.C. (S) 79 et seq.).

  "Rate Contract" means an interest rate or currency cap, swap or other agreement or arrangement entered into by a Person which agreement or arrangement hedges, caps or otherwise limits the exposure of such Person to fluctuations in interest or currency exchange rates.

  "Required Lenders" means at any time Lenders then holding at least fifty and one-tenth percent (50.1%) of the then aggregate unpaid principal amount of all Loans then outstanding or, if no Loans are then outstanding, Lenders then having at least fifty and one-tenth percent (50.1%) of the Aggregate Commitments.

  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

  "Responsible Person" means the Persons identified by CSG on the Designation of Responsible Persons (CSG) and the Persons identified by Holdings on the Designation of Responsible Persons (Holdings) as having authority on behalf of CSG or Holdings, as applicable, to request, convert or continue Loans hereunder.

  "Restricted Tax Payments" has the meaning set forth in SECTION 8.9.

  "Revolving Commitment" means, as to each Lender, the amount set forth on
SCHEDULE 1.2 next to such Lender's name.

  "Revolving Credit Facility" means the Forty Million Dollar ($40,000,000) revolving credit facility described in SECTION 2.1.2 to be provided to the Borrowers by the Lenders having a Revolving Commitment according to each such Lender's Commitment Percentage.

  "Revolving Credit Maturity Date" means the fifth anniversary of the Closing Date.

  "Revolving Loan" means a Loan advanced to the Borrowers pursuant to SECTION
2.1.2 by the Lenders under their Revolving Commitments according to their respective Commitment Percentage, which Revolving Loan may be in the form of either a Base Rate Revolving Loan or a LIBOR Revolving Loan.

  "Revolving Note" means a promissory note dated September 18, 1997, executed by each of the Borrowers and payable to the order of each Lender in the stated principal amount of such Lender's Revolving Commitment, substantially in the form of EXHIBIT A.2.

  "SEC" means the Securities and Exchange Commission and any successor thereto.

  "Security Agreement" means the Security Agreement dated as of September 18, 1997, executed by CSG and the Agent, for the benefit of the Lenders.

  "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction for which such Person's property would constitute unreasonably small capital.

  "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

  "SUMMITrak Acquisition" means the Acquisition of the SUMMITrak Assets pursuant to the SUMMITrak Purchase Agreement.

  "SUMMITrak Acquisition Documents" means the SUMMITrak Purchase Agreement, together with all other agreements, documents and instruments executed and delivered in connection with the consummation of the SUMMITrak Acquisition, including all schedules, exhibits, attachments and supplements of any kind to any of the foregoing.

  "SUMMITrak Assets" has the meaning set forth in RECITAL A.

  "SUMMITrak/Phoenix Capex Adjustment" means an amount equal to the costs incurred by Holdings or its Subsidiaries after September 30, 1997 in connection with Holdings' or its Subsidiaries' investments in the SUMMITrak or Phoenix operations to the extent that such costs are capitalized in accordance with GAAP and to the extent that such costs, together with the SUMMITrak/Phoenix Expense Adjustment, shall not at any time exceed $15,000,000 in the aggregate.

  "SUMMITrak/Phoenix Expense Adjustment" means an amount equal to the costs incurred by Holdings or its Subsidiaries after September 30, 1997 in connection with Holdings' or its Subsidiaries' investments in the SUMMITrak or Phoenix operations to the extent that such costs are expensed in accordance with GAAP and to the extent that such costs, together with the SUMMITrak/Phoenix Capex Adjustment, shall not at any time exceed $15,000,000 in the aggregate.

  "SUMMITrak Purchase Agreement" means the Asset Purchase Agreement dated as of August 10, 1997, between Holdings, on the one hand, and TCI Selling Entities, on the other hand, and all final schedules, exhibits and attachments thereto.

  "Taxes" has the meaning set forth in SUBSECTION 3.1(a).

  "TCI Cable Management" means TCI Cable Management Corporation, a Colorado corporation.

  "TCI Selling Entities" means TCI SUMMITRAK Texas, TCI SUMMITrak and TCI Technology Ventures, collectively.

  "TCI Services Agreement" means the Restated and Amended CSG Master Subscriber Management System Agreement dated as of August 10, 1997, between CSG and TCI Cable Management, and all final schedules, exhibits and attachments thereto.

  "TCI SUMMITrak" means TCI SUMMITrak, L.L.C., a Delaware limited liability company.

  "TCI SUMMITRAK Texas" means TCI SUMMITRAK of Texas, Inc., a Colorado corporation.

  "TCI Technology Ventures" means TCI Technology Ventures, Inc., a Delaware corporation.

  "Term Facility" means the One Hundred Fifty Million Dollar ($150,000,000) term facility described in SECTION 2.1.1 to be provided to the Borrowers by the Lenders having a Term Loan Commitment according to each such Lender's Commitment Percentage.

  "Term Loan" means a Loan advanced to the Borrowers pursuant to SECTION 2.1.1 by the Lenders under their Term Loan Commitments according to their respective Commitment Percentage, which Term Loan may be in the form of a Base Rate Term Loan or a LIBOR Term Loan.

  "Term Loan Commitment" means, as to each Lender, the amount set forth on
SCHEDULE 1.1 next to such Lender's name.

  "Term Loan Maturity Date" means the fifth anniversary of the Closing Date.

  "Term Loan Note" means a promissory note dated the Closing Date, executed by each of the Borrowers and payable to the order of each Lender in the original principal amount of such Lender's Term Loan Commitment, substantially in the form of EXHIBIT A.1.

  "Termination Event" means (a) a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of either of the Borrowers or any of their ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

  "Title Company" means Commonwealth Land Title Company.

  "Total Debt Service" means, as calculated on a consolidated basis for Holdings and its Subsidiaries for any period as of any date of determination, the sum of
(a) the net increase (or decrease) in working capital, plus (b) signing bonuses paid to any Customer Services Client in consideration of and as an inducement to such Person's entering into a Customer Services Agreement, plus (c) scheduled amortization of Funded Debt (regardless of whether such amounts were actually paid), plus (d) optional prepayments of principal on the Term Loans paid to the Lenders pursuant to SECTION 2.7, plus (e) taxes on or measured by income which were paid, plus (f) Net Interest Expense paid, plus (g) the principal component of Capital Lease Obligations paid, plus (h) Contingent Earn-Out Payments, plus
(i) amounts paid by Holdings as permitted under SECTION 8.9.

  "Trademarks" means all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the federal Patent and Trademark Office or with any other Governmental Authority.

  "Transferee" has the meaning specified in SUBSECTION 12.11(e).

  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of the Agent, for the benefit of the Lenders, in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provision.

   Section 1.2  OTHER INTERPRETIVE PROVISIONS.

          (a) ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that GAAP changes during the term of this Agreement such that the covenants contained in ARTICLE IX would then be calculated in a different manner or with different components, (a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrowers' financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid subsections during the sixty (60) day period following any such change in GAAP if and to the extent that the Borrowers would have been in compliance therewith under GAAP as in effect immediately prior to such change.

          (b) OTHER TERMS. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Attachments, Exhibits and Schedules attached to this Agreement, all of which are by this reference incorporated into this Agreement, and not to any particular provision of this Agreement. The term "including" is not limiting and means "including, without limitation," and "including but not limited to." The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

          (c) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (d) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

        (e) ROUNDING. Any financial ratios required to be maintained by Holdings pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

        (f) SCHEDULES AND EXHIBITS. Any reference to an "Article," "Section," "Subsection," "Attachment," "Schedule" or "Exhibit" shall refer to the relevant Article, Section or Subsection of or Attachment, Schedule or Exhibit to this Agreement, unless specifically indicated to the contrary.

                                  ARTICLE II

                                  THE CREDITS


     Section 2.1  AMOUNTS AND TERMS OF COMMITMENTS.

        2.1.1 TERM FACILITY. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrowers set forth in this Agreement and in the other Loan Documents, each Lender having a Term Loan Commitment severally agrees to advance Loans of immediately available funds (each such Loan being a Term Loan) upon the satisfaction of all conditions precedent to the Closing set forth in SECTION 4.1 to the Borrowers in an aggregate principal amount equal to such Lender's Term Loan Commitment, as more fully set out in this SECTION 2.1.1.

                  (a) GENERAL PROVISIONS RELATING TO TERM LOANS. Each Term Loan made by a Lender under the Term Facility shall, at the Borrowers' option in accordance with the terms of this Agreement, be either in the form of a Base Rate Loan or a LIBOR Loan (each such Loan being a "Base Rate Term Loan" or a "LIBOR Term Loan," as the case may be); provided that the Borrowers may not maintain LIBOR Term Loans outstanding at any one time in more than eight (8) separate Interest Periods. Notwithstanding anything to the contrary in this Agreement, until the thirty-first day after the Closing Date the Borrowers may only borrow and maintain Base Rate Term Loans. The Borrowers shall repay the principal amount of the Term Loans in the amounts and in the manner set forth in SUBSECTION 2.3(a) and pay interest accrued on the Term Loans at the rates and in the manner set forth in SECTION 2.4. The Borrowers may, at their option, prepay all or any portion of the Term Loans as set forth in SECTION 2.7. In addition, the Term Loans shall be subject to Mandatory Prepayments in accordance with
SECTION 2.8.

                  (b) PERMITTED USES OF TERM LOAN PROCEEDS. The Borrowers shall use the Term Loan proceeds only for the purpose of financing (i) the payment of a portion of the purchase price for the SUMMITrak Assets payable by CSG upon the closing of the SUMMITrak Acquisition, (ii) the payment of transaction costs related to the SUMMITrak Acquisition and this Agreement, (iii) the repayment of obligations owed by CSG under the Original Agreement, including unpaid principal, accrued but unpaid interest, unpaid fees and other amounts owed in respect of the Original Agreement, (iv) the payment of costs related to product development and (v) working capital and other general corporate needs of the Borrowers. Once repaid, amounts under the Term Facility may not be re-borrowed.

        2.1.2 REVOLVING CREDIT FACILITY. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrowers set forth in this Agreement and in the other Loan Documents, each Lender having a Revolving Commitment severally agrees to make Loans of immediately available funds to the Borrowers (each such Loan being a Revolving
Loan), on a revolving basis, from the Closing until the Business Day immediately preceding the Revolving Credit Maturity Date, in an aggregate principal amount not to exceed at any one time the lesser of (a) such Lender's Revolving Commitment or (b) an amount equal to such Lender's Commitment Percentage of the Borrowing Base (obtained by multiplying (1) the Borrowing Base by (2) such Lender's Commitment Percentage), as more fully set forth in this SECTION 2.1.2 (the lesser of (a) the Aggregate Revolving Commitment or (b) the Borrowing Base being the "Maximum Availability"). For the purpose of determining the amount of the Borrowing Base available at any one time, the amount available shall be the total amount of the Borrowing Base as set forth in the Borrowing Base Certificate delivered to the Agent pursuant to SUBSECTION 7.1(e).

             (a) LIMITATION ON EACH LENDER'S OBLIGATION. With respect to any Borrowing of Revolving Loans requested by the Borrowers pursuant to a complying Notice of Borrowing delivered to the Agent pursuant to SECTION 2.5, each Lender's obligation to advance funds in the form of Revolving Loans to the Borrowers shall be limited to an amount equal to the Lender's Commitment Percentage of such Borrowing (obtained by multiplying the Borrowing amount by the Lender's Commitment Percentage).

             (b) FUNDING OF REVOLVING LOANS TO THE AGENT. Following the Agent's receipt of a complying Notice of Borrowing and the Agent's determination that the conditions precedent to a requested Borrowing set forth in ARTICLE IV have been duly satisfied, the Agent shall promptly notify each Lender having a Revolving Commitment of (i) the amount of the requested Borrowing and such Lender's Commitment Percentage thereof and (ii) the requested Funding Date, which (1) if a LIBOR Loan is requested shall be no earlier than the second Business Day following the date on which the Agent so notifies such Lender and,
(2) if a Base Rate Loan is requested shall be no earlier than the following Business Day. Not later than 11:00 a.m., San Francisco time, on the requested Funding Date, each Lender having a Revolving Commitment shall have advanced its Revolving Loan to the Agent at the Agent's Payment Office in immediately available funds. The Agent's determination that the conditions precedent to any Borrowing have been duly satisfied shall be conclusive and binding on all Lenders for purposes of determining when the Lenders shall be obligated to advance funds to the Agent; provided, however, that (A) no Lender shall have any liability to the Borrowers for the failure of such Lender to advance funds for any Loan unless and until each condition precedent to the applicable Borrowing has been duly satisfied or has been waived in writing by Required Lenders, and
(B) the Borrowers shall have no right to enforce any obligation of a Lender to fund any Loan unless and until each condition precedent to the applicable Borrowing has been duly satisfied or has been waived in writing by Required Lenders.

             (c) DISBURSEMENT OF REVOLVING LOANS TO THE BORROWERS. On the requested Funding Date, the Agent shall disburse in immediately available funds to the Borrowers' Designated Deposit Account an amount equal to the Revolving Loans advanced to the Agent's Payment Office with respect to such Borrowing.

             (d) OVER ADVANCES. If at any time and for any reason the aggregate principal amount of the Revolving Loans then outstanding shall exceed the Maximum Availability (the amount of such excess, if any, being an "Over Advance"), the Borrowers shall immediately repay the full amount of such Over Advance, together with all interest accrued thereon.

             (e) GENERAL PROVISIONS RELATING TO REVOLVING LOANS. Each Revolving Loan made by a Lender hereunder shall, at the Borrowers' option in accordance with the terms of this Agreement, be either in the form of a Base Rate Loan or a LIBOR Loan (each such Loan being a "Base Rate Revolving Loan" or a "LIBOR Revolving Loan," as the case may be). Notwithstanding anything to the contrary in this Agreement, until the thirty-first (31st) day after the Closing Date, the Borrowers may only borrow and maintain Base Rate Revolving Loans. The Borrowers shall repay the principal amount of the Revolving Loans in the amounts and in the manner set forth in SUBSECTION 2.3(b) and pay interest accrued on the Revolving Loans at the rates and in the manner set forth in SECTION 2.4. Amounts borrowed by the Borrowers under the Revolving Commitments may be repaid and, prior to the Revolving Credit Maturity Date and subject to the applicable terms and conditions precedent to Borrowings hereunder, reborrowed.

             (f) PERMITTED USES OF REVOLVING LOAN PROCEEDS. The Borrowers shall use the Revolving Loan proceeds only for the purposes of financing (i) the payment of a portion of the purchase price for the SUMMITrak Assets payable by CSG upon the closing of the SUMMITrak Acquisition, (ii) the payment from time to time of Contingent Earn-Out Payments, (iii) the repayment of obligations owed by CSG under the Original Agreement, including unpaid principal, accrued but unpaid interest, unpaid fees and other amounts owed in respect of the Original Agreement, (iv) ongoing costs in related to product development and (iv) working capital and other general corporate needs of the Borrowers.

Section 2.2  NOTES.

         (a) TERM LOAN NOTES. The Term Loans made by each Lender shall be evidenced by Term Loan Notes executed by each of the Borrowers and made payable to the order of such Lender in the stated principal amount equal to its Term Loan Commitment.

         (b) REVOLVING LOAN NOTES. The Revolving Loans made by each Lender shall be evidenced by Revolving Loan Notes executed by each of the Borrowers and made payable to the order of such Lender in the stated principal amount equal to its Revolving Commitment.

             (c) NOTATIONS IN THE LENDERS' BOOKS AND RECORDS. Each Lender shall make notations in its books and records regarding the date, amount and maturity of each Loan made by it and the amount of each repayment or prepayment of principal and payment of interest made by the Borrowers with respect to such Loan. Each Lender is irrevocably authorized by each of the Borrowers to endorse its Notes, and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, such a notation with respect to any Loan shall not limit or otherwise affect the Obligations of each of the Borrowers hereunder or under any such Note to such Lender.

    Section 2.3  REPAYMENT OF PRINCIPAL AMOUNT OF LOANS.

             (a) REPAYMENT OF THE TERM LOANS. Subject to the terms of this Agreement relating to optioal prepayments and Mandatory Prepayments of Term Loans and the acceleration of maturities, the Borrowers shall, on a joint and several basis, repay the principal amount of the Term Loans over a period of nineteen (19) consecutive quarterly payment dates, in the amounts set forth below for the indicated periods, commencing December 31, 1997 and continuing thereafter on each March 31, June 30, September 30 and December 31 with the final principal repayment, together with all accrued and unpaid interest and other amounts chargeable to the Borrowers under or with respect to the Term Loan Facility being due and payable on the Term Loan Maturity Date, as follows:

                                                 Principal Amount
             Quarterly Payment Dates           of Each Installment
             -----------------------           -------------------

             1 - 2                              $         0
             3 - 6                              $ 2,500,000
             7 - 10                             $ 6,250,000
             11 - 14                            $ 8,750,000
             15 - 18                            $10,000,000
             19                                 $20,000,000
             Term Loan Maturity Date            $20,000,000

             (b) REPAYMENT OF REVOLVING LOANS. Subject to the terms of this Agreement relating to optional earlier repayments of Revolving Loans and the acceleration of maturities, the Borrowers shall, on a joint and several basis, repay the Lenders the entire outstanding principal amount of the Revolving Loans on the Revolving Credit Maturity Date.

    SECTION 2.4  PAYMENT OF INTEREST ON THE LOANS.

             (a) THE TERM LOANS. Subject to SUBSECTION 2.4(d), each Term Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Base Rate or the Adjusted LIBOR, as the case may be, plus the Applicable Margin.

             (b) REVOLVING LOANS. Subject to SUBSECTION 2.4(d), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Base Rate or the Adjusted LIBOR, as the case may be, plus the Applicable Margin.

             (c) INTEREST PAYMENT DATES. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Loans pursuant to this Agreement for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

             (d) INTEREST UPON EVENTS OF DEFAULT. Upon the occurrence of an Event of Default and so long as such Event of Default shall continue, including after acceleration (whether before or after entry of judgment), the Borrowers shall, at the option of Required Lenders, pay interest on the principal amount of each Loan then outstanding at a rate per annum which is determined by adding two percent (2.00%) to the Applicable Margin applicable to such Loan; provided, however, that if any continuing Event of Default is an Event of Default under either SUBSECTIONS 10.1(a) or (b) (relating to payment defaults), the Borrowers shall instead pay interest on the principal amount of each Loan then outstanding at a rate per annum which is determined by adding three percent (3.00%) to the Applicable Margin applicable to such Loan. Such rates of interest applicable following the occurrence and during the existence of an Event of Default are alternative, not cumulative, rates of interest.

             (e) LIMITATIONS ON INTEREST RATES. Notwithstanding any provision in this Agreement, the Notes or any of the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder or under any of the Loan Documents are held to be in excess of the applicable limits imposed by any applicable federal or state law, then the amount held to be in excess shall be considered payment of principal under the Notes, and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws.

    SECTION 2.5  PROCEDURE FOR THE BORROWING OF REVOLVING LOANS.

             (a) Each Borrowing of Revolving Loans shall be made upon the Borrowers' irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, executed by a Responsible Person of each Borrower, with appropriate insertions (which Notice of Borrowing must be received by the Agent prior to 10:00 a.m., San Francisco time, (i) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans, and (ii) one
(1) Business Day prior to the requested Funding Date, in the case of Base Rate Revolving Loans), specifying:

                 (A) the amount of the Borrowing, which shall be in integral multiples of Five Hundred Thousand Dollars ($500,000) and, if LIBOR Revolving Loans
             are requested, in an aggregate minimum principal amount of One Million Dollars ($1,000,000) or any integral multiple of $500,000 in excess thereof;

                 (B)  the requested Funding Date, which shall be a Business Day;

                 (C) whether the Borrowing is to be comprised of LIBOR Revolving Loans or Base Rate Revolving Loans; and

                 (D) the duration of the Interest Period applicable to any such LIBOR Revolving Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be one (1) month.

             (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Lender having a Revolving Commitment of the amount of such Lender's Commitment Percentage of the requested Borrowing.

             (c) Each Lender having a Revolving Commitment will make the amount of its Commitment Percentage of the Borrowing available to the Agent for the account of the Borrowers at the Agent's Payment Office by 11:00 a.m., San Francisco time, on the Funding Date requested by the Borrowers in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrowers on the Funding Date by the Agent by wire transfer at the Designated Deposit Account. No Borrowing of Revolving Loans shall be deemed made to the Borrowers, and no interest shall accrue on any such Borrowing, until the related funds have been deposited in the Designated Deposit Account.

             (d) Unless the Lenders having a Revolving Commitment shall otherwise consent, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Revolving Loan made as a LIBOR Loan.

     SECTION 2.6 CONVERSION AND CONTINUATION ELECTIONS  .

             (a) The Borrowers may upon irrevocable written notice to the
Agent:

                (i) elect to convert on any Business Day, any Base Rate Term Loans (or any part thereof in an amount equal to Three Million Dollars ($3,000,000) or any integral multiple of $500,000 in excess thereof) into LIBOR Term Loans; or

                (ii) elect to convert on any Interest Payment Date any LIBOR Term Loans maturing on such Interest Payment Date (or any part thereof in an amount that is in an integral multiple of $500,000) into Base Rate Term Loans; or

                (iii) elect to continue on any Interest Payment Date any LIBOR Term Loans maturing on such Interest Payment Date (or any part thereof in an amount equal to Three Million Dollars ($3,000,000) or any integral multiple of $500,000 in excess thereof); or

                 (iv) elect to convert on any Business Day, any Base Rate Revolving Loans (or any part thereof in an amount equal to One Million Dollars ($1,000,000) or any integral multiple of $500,000 in excess thereof) into LIBOR Revolving Loans; or

                 (v) elect to convert on any Interest Payment Date any LIBOR Revolving Loans maturing on such Interest Payment Date (or any part thereof in an amount that is in an integral multiple of $500,000) into Base Rate Revolving Loans; or

                 (vi) elect to continue on any Interest Payment Date any LIBOR Revolving Loans maturing on such Interest Payment Date (or any part thereof in an amount equal to One Million Dollars ($1,000,000) or any integral multiple of $500,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Term Loans or LIBOR Revolving Loans shall have been reduced, by payment, prepayment, or conversion of part thereof, to less than $3,000,000 or $1,000,000, respectively, then such LIBOR Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Loans shall terminate.

             (b) The Borrowers shall deliver a Notice of Conversion/Continuation in accordance with SECTION 12.2 to the Agent prior to 10:00 a.m., San Francisco time, at least (i) three Business Days in advance of the Conversion Date or Continuation Date, if any Loans are to be converted into or continued as LIBOR Loans; and (ii) one Business Day in advance of the Conversion Date, if any Loans are to be converted into Base Rate Loans; specifying:

                 (A)  the proposed Conversion Date or Continuation Date;

                 (B) the aggregate amount of Loans to be converted or continued;

                 (C)  the nature of the proposed conversion or continuation; and

                 (D)  the duration of the requested Interest Period.

             (c) If upon the expiration of any Interest Period applicable to any LIBOR Loans, the Borrowers have failed to select a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to continue such LIBOR Loans as LIBOR Loans having an Interest Period equal to one
(1) month.

             (d) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrowers, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made according to each Lender's applicable Commitment Percentage of the outstanding principal amounts of the Loans with respect to which the notice was given.

               (e) Unless the Required Lenders shall otherwise consent, and notwithstanding anything to the contrary in this Agreement, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Loan.

        SECTION 2.7 OPTIONAL PREPAYMENTS. Subject to SECTION 3.5, the Borrowers may, at any time or from time to time, upon at least five (5) Business Days' notice to the Agent, ratably prepay Term Loans, in whole or in part, in amounts of $500,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or LIBOR Loans or any combination thereof. Such notice shall be irrevocable, and the Agent shall promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment. If such notice is given by the Borrowers, then the Borrowers shall make such prepayment; and the payment amount specified in such notice shall be due and payable on the specified prepayment date, together with accrued interest to such date on the principal amount prepaid and any amounts required pursuant to SECTION 3.5. The principal amount of each optional prepayment shall be applied pro rata to the scheduled installments for repayment of the Term Loans.

        SECTION 2.8 MANDATORY PREPAYMENTS.

               (a) EXCESS CASH FLOW PREPAYMENTS. Notwithstanding anything to the contrary set forth in this Agreement, in addition to the Mandatory Prepayments of principal set forth in SUBSECTIONS 2.8(b), (c), (d) and (e), commencing with and for the Fiscal Year ending December 31, 1998 and for each Fiscal Year thereafter, the Borrowers shall annually prepay principal amounts outstanding under the Term Loans in an amount calculated for each such Fiscal Year equal to the product of the Excess Cash Flow Percentage multiplied by the Excess Cash Flow for such Fiscal Year, as determined based upon the audited consolidated year-end financial statements for such Fiscal Year delivered to the Agent pursuant to SUBSECTION 7.1(b). Each Mandatory Prepayment of Excess Cash Flow under this SUBSECTION 2.8(a) shall be payable within fifteen (15) calendar days after the delivery to the Agent of the audited year-end consolidated financial statements of Holdings for such Fiscal Year pursuant to SUBSECTION 7.1(b) and in no event later than the one hundred fifth (105th) calendar day following the end of such Fiscal Year. (By way of example, assuming a December 31 Fiscal Year-end, the audited year-end financial statements would be due no later than March 31 of the following year and the Mandatory Prepayment of Excess Cash Flow for such Fiscal Year would be due no later than April 15 of such following year.)

               (b) DISPOSITIONS. Notwithstanding anything to the contrary set forth in this Agreement, in addition to the Mandatory Prepayments of principal set forth in SUBSECTIONS 2.8(a), (c), (d) and (e), the Borrowers shall prepay principal amounts outstanding under the Term Loans in an amount equal to one hundred percent (100.0%) of the Net Proceeds obtained by either of the Borrowers from (i) any Disposition of assets or other property having an aggregate book value net of depreciation in excess of Two Million Dollars ($2,000,000) or (ii) any Event of Loss. Notwithstanding anything to the contrary set forth in this Agreement, if any Disposition (regardless of the net book value of the assets or property involved in such

Disposition) causes the total value of all Dispositions made, closed or completed over the term of this Agreement commencing with the Closing Date to equal or exceed Twenty-Five Million Dollars ($25,000,000), then the Borrowers shall prepay principal amounts outstanding under the Term Loans in an amount equal to one hundred percent (100.0%) of the Net Proceeds obtained by either of the Borrowers from such Disposition and from any and all Dispositions which occur thereafter. For the calculation of each such Mandatory Prepayment required under this SUBSECTION 2.8(b), there shall be excluded from the amounts otherwise required to be prepaid an amount equal to the Net Proceeds from any Disposition or Event of Loss to the extent that either of the Borrowers uses such Net Proceeds during the next succeeding six (6) months to (i) acquire replacement Property of similar, in the Required Lenders' reasonable discretion, kind and type, or (ii) acquire any fixed assets consistent with, and to be used in, the Business as currently conducted. The Mandatory Prepayment, if any, required under this SUBSECTION 2.8(b) with respect to any Disposition or any Event of Loss shall be due and payable on the last day of the Fiscal Quarter during which occurs the six-month anniversary of the closing of such Disposition or the occurrence of such Event of Loss.

             (c) REPLACEMENT OR REFINANCING FUNDED DEBT. Notwithstanding anything to the contrary set forth in this Agreement, in addition to the Mandatory Prepayments of principal set forth in SUBSECTIONS 2.8(a), (b), (d) and
(e), the Borrowers shall prepay principal amounts outstanding under the Term Loans in an amount equal to one hundred percent (100.0%) of the Net Proceeds obtained from any new Funded Debt obtained by either of the Borrowers for the purpose of replacing or refinancing all or any portion of the Obligations, which amounts shall be prepaid under this SUBSECTION 2.8(c) on the same day as receipt thereof by such Borrower.

             (d) EQUITY ISSUANCE. If either of the Borrowers shall issue, raise or receive any new equity or contribution to capital (other than (i) new equity in or a contribution to the capital of CSG received from Holdings and
(ii) cash proceeds referred to in the proviso to the definition of "Net Issuance Proceeds" in SECTION 1.1), such Borrower shall promptly notify the Agent of the estimated Net Issuance Proceeds of such equity issuance or contribution. Notwithstanding anything to the contrary set forth in this Agreement, in addition to the Mandatory Prepayments of principal set forth in SUBSECTIONS 2.8(a), (b), (c) and (e), the Borrowers promptly shall prepay principal amounts outstanding under the Term Loans in an amount equal to fifty percent (50.0%) of the Net Issuance Proceeds of such equity issuance or contribution received in cash or Cash Equivalents by such Borrower; provided, however, that if at the time of such Borrower's receipt of such Net Issuance Proceeds (a) the Compliance Certificate most recently delivered to the Agent pursuant to SUBSECTION 7.1(d) indicates that the Leverage Ratio as calculated as of the last day of the immediately preceding Fiscal Quarter is less than 1.50:1.00 and (b) there has not occurred and is not continuing as of the end of the immediately preceding Fiscal Quarter or at such time any Default or Event of Default, then the portion of this sentence preceding the proviso shall not apply.

             (e) EARLY TERMINATION OF CUSTOMER SERVICES AGREEMENTS. Notwithstanding anything to the contrary set forth in this Agreement, in addition to the Mandatory Prepayments of principal set forth in SUBSECTIONS 2.8(a), (b), (c), and (d), the Borrowers shall prepay principal amounts outstanding under the Term Loans in an amount equal to one hundred percent (100.0%) of Customer Services Agreement Termination Proceeds in connection with any Customer Services Agreement Termination in which such Customer Services Agreement Termination Proceeds equal or exceed Two Million Dollars ($2,000,000). Notwithstanding anything to the contrary set forth in this Agreement, if any Customer Services Agreement Termination (regardless of the amount of Customer Services Agreement Termination Proceeds received by the Borrower in connection with such Customer Services Agreement Termination) causes the total value of all Customer Services Agreement Termination Proceeds received by either of the Borrowers over the term of this Agreement to equal or exceed Ten Million Dollars ($10,000,000), then the Borrowers shall prepay principal amounts outstanding under the Term Loans in an amount equal to one hundred percent (100.0%) of the Customer Services Agreement Termination Proceeds in connection with such Customer Services Agreement Termination and from any and all Customer Services Agreement Terminations which occur thereafter. Any Mandatory Prepayments under this SUBSECTION 2.8(c) shall be made within fifteen
(15) Business Days after such Borrower's receipt of such Customer Services Agreement Termination Proceeds.

             (f) GENERAL. The principal amount with respect to each Mandatory Prepayment shall be applied pro rata to the scheduled installments for repayment of the Term Loans. Any prepayments pursuant to this SECTION 2.8 shall be applied first to any Base Rate Loans then outstanding and then to LIBOR Loans with the shortest Interest Periods remaining.

     SECTION 2.9 COMMITMENT FEE FOR PROVIDING REVOLVING COMMITMENTS. In consideration of the Lenders' agreement to commit to make the Loans available to the Borrowers as contemplated by this Agreement, the Borrowers agree to pay to the Agent, on behalf of and for the ratable benefit of the Lenders according to their respective Commitment Percentage of the Aggregate Revolving Commitments, a commitment fee in an amount equal to the Commitment Fee Percentage multiplied by the average daily difference between the Aggregate Revolving Commitment and the sum of the aggregate outstanding principal amount of Revolving Loans, due and payable quarterly in arrears on the last day of each Fiscal Quarter, with the final such payment due and payable on the Revolving Loan Maturity Date. The "Commitment Fee Percentage" means the applicable percentage set forth below based on the Leverage Ratio maintained by Holdings as determined as of the end of the most recent Fiscal Quarter for which the Borrowers have furnished a Compliance Certificate to the Agent pursuant to SUBSECTION 7.1(d):

           LEVERAGE RATIO                   COMMITMENT FEE PERCENTAGE
           --------------                   -------------------------

           Equal or greater than 2.50                0.375%
           Less than 2.50                            0.250%

The Commitment Fee Percentage shall be subject to increase or decrease, as provided above, based on the current Leverage Ratio as calculated as of the last day of the immediately preceding Fiscal Quarter, with any change in the Commitment Fee Percentage being effective upon delivery of the Compliance Certificate with respect to such Fiscal Quarter; provided, however, that in no event shall the Borrowers be entitled to a decrease in the Commitment Fee Percentage if a Default or an Event of Default has occurred and is continuing.

     SECTION 2.10 CALCULATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 365-day year for all Base Rate Loans and a 360-day year for all LIBOR Loans and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if any Loan is repaid on the same day on which it is made, then such day shall be included in computing interest on such Loan. Each change in the interest rate of the Base Rate Loans based on changes in the Base Rate and each change in the interest rate of LIBOR Loans based on changes in the Eurodollar Reserve Percentage shall be effective on the effective date of such change and to the extent of such change. The Agent shall give the Borrowers prompt notice of any such change in the Base Rate or Eurodollar Reserve Percentage; provided, however, that any failure by the Agent to provide the Borrowers with notice hereunder shall not affect the Lenders' right to make changes in the interest rate of the Base Rate Loans based on changes in the Base Rate or changes in the interest rate of LIBOR Loans based on changes in the Eurodollar Reserve Percentage.

     SECTION 2.11 PAYMENTS. All repayments or prepayments of principal and all payments of interest, fees, costs, expenses and other sums chargeable to the Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be in lawful money of the United States of America in immediately available funds and delivered to the Agent, on behalf and for the benefit of the Lenders, not later than 10:00 a.m., San Francisco time, on the date due at the Agent's Payment Office. Payments received after such time shall be deemed to have been received on the next succeeding Business Day.

     SECTION 2.12 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made under this Agreement, the Notes or any of the other Loan Documents shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest thereon.

     SECTION 2.13 APPLICATION OF PAYMENTS. Except as otherwise expressly provided in this Agreement or in any other Loan Document, all payments shall be applied in the following order: (a) then due and payable fees, costs and expenses; (b) then due and payable interest payments and Mandatory Prepayments; and (c) then due and payable principal payments and optional prepayments. Notwithstanding the generality of the preceding sentence, all payments received by the Agent as a result of a foreclosure or other realization on or of the Collateral shall be allocated and applied ratably to the Term Loans and the Revolving Loans in accordance with the principal Loan amounts then outstanding. In addition, each Lender is authorized to, and at its sole option may, for the benefit of the Lenders and the Agent, make advances on behalf of the Borrowers for payment of any and all fees, expenses, charges, costs, principal and interest incurred hereunder or under the other Loan Documents. To the extent permitted by law, all amounts advanced by any Lender hereunder or under other provisions of the Loan Documents shall accrue interest thereon at the Base Rate.

     SECTION 2.14 DISTRIBUTION OF PAYMENTS. The Agent shall immediately distribute to each Lender, at such address as each Lender shall designate, its respective interest in all repayments and prepayments of principal and all payments of interest, loan fees, commitment fees and other fees, expenses and costs received by the Agent on the same day and in the same type of funds as payment was received. In the event the Agent does not distribute such payments on the same day received, such payment shall accrue interest at the Federal Funds Rate, which shall be payable by the Agent. The Agent shall indemnify and hold the Borrowers harmless from any claim for overnight interest by any Lender under this SECTION 2.14.

     SECTION 2.15  THE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR LOANS.
Unless the Agent shall have been notified by any Lender no later than the Business Day prior to the respective Funding Date of any Loan that such Lender does not intend to make available to the Agent immediately available funds equal to such Lender's Commitment Percentage of the total principal amount of such Loan, the Agent may assume that such Lender has advanced funds in the amount of such Loan to the Agent on the applicable Funding Date, and the Agent may, in reliance upon such assumption, make available to the Borrowers corresponding funds. The Agent agrees to give prompt notice to the Borrowers in the event it advances funds on behalf of a Lender under this SECTION 2.15; provided, that failure to give such notice shall in no way limit, restrict or otherwise affect the Borrowers' obligations or the Agent's or any Lender's rights or remedies under this Agreement and the other Loan Documents. If the Agent has made funds available to the Borrowers based on such assumption and such Loan is not in fact made available to the Agent by such Lender, then the Agent shall be entitled to recover the corresponding amount of such Loan on demand from such Lender. If such Lender does not promptly pay such corresponding amount upon the Agent's demand, then the Agent shall notify the Borrowers and the Borrowers shall repay such Loan to the Agent. The Agent also shall be entitled to recover from such Lender interest on such Loan in respect of each day from the date such Loan was made by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at the Federal Funds Rate, and the Agent shall indemnify and hold harmless the Borrowers from any claim for such interest.

     SECTION 2.16 THE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY THE BORROWERS. Unless the Agent shall have been notified by the Borrowers prior to the date on which any payment to be made by the Borrowers hereunder is due that the Borrowers do not intend to remit such payment, the Agent may, in its discretion, assume that the Borrowers have remitted such payment when so due, and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Commitment Percentage of such assumed payment. If the Borrowers have not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each date from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate.

                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY


     SECTION 3.1  TAXES.

             (a) Subject to SUBSECTION 3.1(h), any and all payments by the Borrowers to the Lenders or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, fees, duties, levies, imposts, deductions, charges or withholdings whatsoever imposed by any Governmental Authority, excluding, in the case of each Lender and the Agent, such taxes as are imposed on or measured by the net income of any Lender or the Agent by any jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

             (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

             (c) Subject to SUBSECTIONS 3.1(a) and 3.1(h), if any Taxes or Other Taxes are directly asserted or imposed against any Lender or the Agent, each of the Borrowers (without duplication) shall indemnify and hold harmless such Lender and the Agent for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this SECTION 3.1) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. Payment under this indemnification shall be made within thirty (30) days from the date the Lender or the Agent makes written demand therefor (provided that the Borrowers shall have the right to contest in good faith any such Taxes or Other Taxes through appropriate proceedings so long as the amount of such Taxes or Other Taxes so contested plus interest for such period of contest, as reasonably estimated by the Lender or the Agent, shall be deposited into an escrow account on terms reasonably satisfactory to the Lender or the Agent pending final determination of the contest). The Lender in its discretion also may, but shall not be obligated to, pay such Taxes or Other Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses, except for, in the event the Lender fails to deliver notice of such assertion of Taxes or Other Taxes to the Borrowers within ninety (90) days after it has received notice of such assertion or imposition of Taxes or Other Taxes, any such penalties, interest or expenses which would not have arisen but for the failure of the Lender to so notify the Borrowers of such assertion or imposition of Taxes or Other Taxes) as is necessary in order that the net amount received by the Lender after the payment of such Taxes or Other Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes or Other Taxes been asserted or imposed.

             (d) If either of the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to SUBSECTION 3.1(h):

                  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made;

                  (ii)  the Borrowers shall make such deduction or withholding;
     and

                  (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

             (e) Within thirty (30) days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

             (f) If either of the Borrowers fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to furnish to the Agent the required receipts or other required documentary evidence, then each of the Borrowers (without duplication) shall indemnify the Lender for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

             (g) Each of the Agent and any Lender which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:

                  (i) in the case of any Lender which is a "bank" within the meaning of Section 881(c)(3)(A) of the Code,

                        (A) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to SECTION 12.11 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Borrowers through the Agent two (2) accurate and complete signed originals of IRS Form 4224 or any successor thereto ("Form 4224") or two (2) accurate and complete signed originals of IRS Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                        (B) if at any time the Agent or such Lender makes any changes necessitating a new Form 4224 or Form 1001, then it shall within thirty (30) days after such change becomes effective deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder two
     (2) accurate and complete signed originals of Form 4224 or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                  (ii) in the case of any Lender other than a Lender described in clause (i) above,

                        (A) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to SECTION 12.11 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Borrowers through the Agent two (2) accurate and complete signed originals of a certificate substantially in the form of EXHIBIT H hereto (any such certificate, a "Non-Bank Lender Tax Certificate") and two (2) accurate and complete signed originals of IRS Form W-8 or any successor thereto ("Form W-8") certifying to such Lender's legal entitlement (assuming compliance by each of the Borrowers with the terms of this Agreement) to an exemption whereby the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                        (B) if at any time the Agent or such Lender makes any changes necessitating a new Form W-8, then it shall within thirty (30) days after such change becomes effective deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder two (2) accurate and complete signed originals of Form W-8 certifying to such Lender's legal entitlement (assuming compliance by each of the Borrowers with the terms of this Agreement) to an exemption whereby the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                  (iii) it shall, before or within thirty (30) days after the occurrence of any event (including the passing of time but excluding any event mentioned in (i) or (ii), above) requiring a change in or renewal of the most recent Form 4224, Form 1001 or Form W-8 previously delivered by such Lender, deliver to the Borrowers through the Agent two (2) accurate and complete original signed copies of Form 4224, Form 1001 or Form W-8 in replacement for the forms previously delivered by the Lender; and

                  (iv) it shall, promptly upon the Lender's or the Agent's reasonable request to that effect, deliver to the Lender or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

             (h) The Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to SUBSECTION 3.1(D) to the Agent or any Lender for the account of any Lending Office of such
Lender:

                  (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under SUBSECTION 3.1(g) in respect of such Lending Office;

                  (ii) if such Lender shall have delivered to the Borrowers a Form 4224, Form 1001 or Form W-8 in respect of such Lending Office pursuant to SUBSECTION 3.1(G), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such form.

             (i) If, at any time, the Borrowers request any Lender to deliver any forms or other documentation in addition to those required pursuant to SUBSECTION 3.1(g)(iv), then the Borrowers shall, on demand of such Lender through the Agent, reimburse such Lender for any costs and expenses (including reasonable attorney fees) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

             (j) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to SUBSECTION 3.1(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Lender which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     SECTION 3.2  ILLEGALITY.

             (a) If any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Loans, then, on notice thereof by the Lender to the Borrowers through the Agent, the obligation of that Lender to make LIBOR Loans shall be suspended until the Lender shall have notified the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

             (b) If a Lender shall determine that it is unlawful to maintain any LIBOR Loan, the Borrowers shall prepay in full all LIBOR Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to SECTION 3.5.

             (c) If the Lender is required to prepay any LIBOR Loan immediately as provided in SUBSECTION 3.2(b), then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

             (d) Before giving any notice to the Agent pursuant to this SECTION 3.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

     SECTION 3.3 INCREASED COSTS. If any Lender shall determine that, due to either (a) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any Requirement of Law or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Lender, pay to such Lender such additional amounts as are sufficient to compensate such Lender for such increased costs. Notwithstanding anything to the contrary contained in this
SECTION 3.3, the Borrowers shall not be obligated to compensate any Lender for any such increased costs to the extent such increased costs were incurred during or are otherwise attributable to any period of time more than 180 days prior to the date on which such Lender delivered its written certificate to the Borrowers pursuant to SECTION 3.7 for compensation for such costs.

     SECTION 3.4 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR applicable for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, then the Agent will forthwith give notice of such determination to the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans, as the case may be, hereunder shall be suspended until the Agent, upon the instruction of the Required Lenders, revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such notice, then the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans, as the case may be.

     SECTION 3.5 PREPAYMENT OF LIBOR LOANS. In the event that the Borrowers prepay or are required to prepay any LIBOR Loan by acceleration or otherwise or fail to draw down or convert to a LIBOR Loan after giving notice thereof, the Borrowers agree to reimburse each

Lender for its expenses and funding losses due to such prepayment or failure to draw. The Borrowers and the Lenders hereby agree that such expenses and funding losses shall consist of the sum of the discounted monthly differences for each month during the applicable or requested Interest Period, calculated as follows for each such month:

             (a) principal amount of such LIBOR Loan times (number of days between the date of prepayment and the last day in the applicable Interest Period divided by 360), times the applicable Interest Differential; plus

             (b) all actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by the Lenders and the Agent (excluding allocations of any expense internal to the Lenders and the Agent) and reasonably attributable to such payment or prepayment; provided that no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number.

     SECTION 3.6 CAPITAL REQUIREMENTS. If any Lender shall determine that any change after the date of this Agreement in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date of this Agreement of any other Requirement of Law regarding capital adequacy, or any change after the date of this Agreement in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, or compliance by any Lender (or any Lending Office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of the maintaining of any of its Commitments or the making or maintaining any Loan under this Agreement to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then, upon written demand by the Lender, the Borrowers shall pay to the Lender from time to time such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered. Without affecting its rights under this SECTION 3.6 or any other provision of this Agreement, the Lender agrees that if there is any increase in any cost to or reduction in any amount receivable by the Lender with respect to which the Borrowers would be obligated to compensate the Lender pursuant to this SECTION 3.6, the Lender shall use reasonable efforts to select an alternative Lending Office which would not result in any such increase in any cost to or reduction in any amount receivable by the Lender; provided, however, that the Lender shall not be obligated to select an alternative Lending Office if the Lender determines that (a) as a result of such selection the Lender would be in violation of any Requirement of Law, or would incur additional costs or expenses, or (b) such selection would be inadvisable for regulatory reasons. Notwithstanding anything to the contrary contained in this SECTION 3.6, the Borrowers shall not be obligated to indemnify or compensate any Lender for any reduction in Bank's rate of return on its capital as a consequence of such Lender's obligations hereunder to the extent the same arose or were incurred during or are otherwise attributable to any period of time more than 180 days prior to the date on which such Lender delivered its written certificate to the Borrowers pursuant to SECTION 3.7 for indemnification or compensation for such reduction.

     SECTION 3.7 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation pursuant to this ARTICLE III shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable and the basis therefor to the Lender hereunder. Such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

     SECTION 3.8 SUBSTITUTION OF LENDERS. Upon the receipt by the Borrowers from any Lender (an "Affected Lender") of a claim for compensation pursuant to SECTIONS 3.1, 3.3, 3.5 or 3.6, the Borrowers may: (a) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers to acquire and assume all or part of such Affected Lender's Loans and Commitments (a "Replacement Lender"), (b) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitments or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

     SECTION 3.9 SURVIVAL. The agreements and obligations of the Borrowers in this ARTICLE III shall survive the payment of all other Obligations.

                                  ARTICLE IV
          CONDITIONS PRECEDENT TO THE CLOSING AND THE MAKING OF LOANS


     SECTION 4.1 CONDITIONS PRECEDENT TO THE CLOSING. The Closing shall occur upon the prior satisfaction of each of the conditions precedent set forth in this SECTION 4.1, as determined by the Lenders and the Agent (all Loan Documents and other documents to be delivered to the Agent or any Lender pursuant to this SECTION 4.1 shall be subject to prior approval as to form and substance (including as to results) by the Lenders and the Agent).

             (a) CORPORATE DOCUMENTS. The Agent shall have received originals of each of the following:

                  (i) CSG. A certificate executed by the secretary of CSG, dated the Closing Date, certifying (1) that CSG has the authority to execute, deliver and perform its obligations under each of the Loan Documents to which CSG is a party, (2) that attached behind EXHIBIT A to such certificate is a true, correct and complete copy of the certificate of incorporation of CSG certified by the Secretary of State of the State of Delaware as of a date not more than ten (10) Business Days prior to the Closing Date, (3) that attached behind EXHIBIT B to such certificate is a true, correct and complete copy of the bylaws and each other

Organizational Document of CSG then in full force and effect, (4) that attached behind EXHIBIT C to such certificate is a certificate of the Secretary of State of each of the States of Delaware, Colorado, Nebraska and each other state where the failure of CSG to so qualify could, with reasonable likelihood, cause or result in a Material Adverse Change, dated as of a date not more than ten (10) Business Days prior to the Closing Date, stating that CSG is a corporation in good standing in such states, (5) the name(s) of the officer(s) of CSG authorized to execute Loan Documents on behalf of CSG, together with a sample of the true signatures of such officer(s), (6) that attached behind EXHIBIT D to such certificate is a true, correct and complete copy of the resolutions adopted by the board of directors of CSG then in full force and effect authorizing the execution, delivery and performance by CSG of each of the Loan Documents required by this Agreement to which CSG is a party, (7) that attached behind EXHIBIT E to such certificate is a true, correct and complete statement of the authorized and issued stock of CSG, by class, number and record and, if different, beneficial owner (including voting rights, as determined on both an undiluted and fully diluted basis), and (8) that the Lenders may conclusively rely on such certificate unless and until CSG shall have delivered to the Agent a further certificate canceling or amending such prior certificate.

                  (ii) HOLDINGS. A certificate executed by the secretary of Holdings, solely in his capacity as such, dated the Closing Date, certifying (1) that Holdings has the authority to execute, deliver and perform its obligations under each of the Loan Documents to which Holdings is a party, (2) that attached behind EXHIBIT A to such certificate is a true, correct and complete copy of the certificate of incorporation of Holdings certified by the Secretary of State of the State of Delaware as of a date not more than ten (10) Business Days prior to the Closing Date, (3) that attached behind EXHIBIT B to such certificate is a true, correct and complete copy of the bylaws and each other Organizational Document of Holdings then in full force and effect, (4) that attached behind EXHIBIT C to such certificate is a certificate of the Secretary of State of the States of Delaware, Colorado and Nebraska and each other state in which the failure by Holdings to so qualify could, with reasonable likelihood, cause or result in a Material Adverse Change, dated as of a date not more than ten (10) Business Days prior to the Closing Date, stating that Holdings is a corporation in good standing in such state, (5) the name(s) of the officer(s) of Holdings authorized to execute Loan Documents on behalf of Holdings, together with a sample of the true signatures of such officer(s), (6) that attached behind EXHIBIT D to such certificate is a true, correct and complete copy of the resolutions adopted by the board of directors of Holdings then in full force and effect authorizing the execution, delivery and performance by Holdings of each of the Loan Documents required by this Agreement to which Holdings is a party, and (7) that the Lenders may conclusively rely on such certificate unless and until Holdings shall have delivered to the Agent a further certificate canceling or amending such prior certificate.

             (b) LOAN DOCUMENTS. The Agent shall have received originals of each of the following Loan Documents:

                 (i) THIS AGREEMENT. This Agreement, duly executed by each of the Borrowers, each of the Lenders and the Agent, together with all completed SCHEDULES to this Agreement.

                  (ii)  NOTES.

                        (A) Separate Term Loan Notes, duly executed by each of the Borrowers to each of the Lenders having a Term Loan Commitment in the original principal amount of such Lender's Term Loan Commitment; and

                        (A) Separate Revolving Notes, duly executed by each of the Borrowers to each of the Lenders having a Revolving Commitment in the stated principal amount of such Lender's Revolving Commitment.

                  (iii) DESIGNATION OF RESPONSIBLE PERSONS. The Designation of Responsible Persons (CSG) and Designation of Responsible Persons (Holdings), each dated the Closing Date and duly executed by the president or chief financial officer of CSG and Holdings, respectively.

                  (iv)  COLLATERAL DOCUMENTS.   The Agent shall have received
originals of each of the following Collateral Documents:

                        (A) LEASEHOLD DEEDS OF TRUST. The separate Leasehold Deeds of Trust, each duly executed by CSG, as trustor, and duly notarized, together with legal descriptions of the Chandler Road Property and the North Park (Building 6) Property attached respectively thereto as Exhibit A, which Leasehold Deeds of Trust shall concurrently with the Closing be caused by the Title Company to be recorded in the Official Records of the County Recorder's Office of the Counties of Douglas, Nebraska and Sarpy, Nebraska, as applicable, with written or verbal confirmation of such recordation to the Agent by the Title Company to follow immediately thereafter.

                        (B) SECURITY AGREEMENT. The Security Agreement, duly executed by CSG and the Agent, together with all completed schedules to the Security Agreement.

                        (C) GRANTS OF IP SECURITY INTERESTS. The (1) Grant of Security Interest (Patents), duly executed by CSG with a completed cover sheet for filing with the federal Patent and Trademark Office, (2) Grant of Security Interest (Trademarks), duly executed by CSG with a completed cover sheet for filing with the federal Patent and Trademark Office, and (3) Grant of Security Interest (Copyrights), duly executed by CSG with a completed cover sheet for filing with the federal Copyright Office, each together with all completed schedules to such grant.

                        (D) COLLATERAL ASSIGNMENT OF RIGHTS. The Collateral Assignment of Rights (TCI Services Agreement), duly executed by CSG in favor of the Lenders and the Agent, and acknowledged by TCI Cable Management; and the Collateral Assignment of Rights (SUMMITrak Purchase Agreement), duly executed by each of Holdings and CSG in favor of the Lenders and the Agent, and acknowledged by each of TCI SUMMITrak, TCI SUMMITRAK Texas and TCI Technology Ventures.

                       (E) FINANCING STATEMENTS. The Financing Statements, duly executed by CSG, as debtor, including a description of the personal property Collateral granted or pledged by CSG to the Agent as security for the Obligations, which Financing Statements shall concurrently with the Closing be caused to be filed with the filing office of such Governmental Authorities of such states as the Agent may reasonably require.

                       (F) COLLATERAL CONTROL AGREEMENTS. Separate written collateral control agreements (1) executed by the Agent, CSG and each depository institution at which CSG maintains a deposit account, and (2) executed by the Agent, CSG and each securities intermediary at which CSG maintains a brokerage or similar account which holds financial assets (as defined in Section 8102(a)(9) of the UCC) owned beneficially by CSG, each satisfactory to the Agent.

                  (v)   HOLDINGS COLLATERAL DOCUMENTS.    The Agent shall have
received originals of each of the following Holdings Collateral Documents:

                        (A) HOLDINGS SECURITY AGREEMENT. The Holdings Security Agreement, duly executed by Holdings and acknowledged by the Agent, together with all completed schedules to the Holdings Security Agreement.

                        (B) HOLDINGS PLEDGE AGREEMENT. The Holdings Pledge Agreement, duly executed by Holdings, and acknowledged by the Agent, together with the original certificates evidencing all of the issued and outstanding Stock of CSG, Bytel and any and all other Subsidiaries of Holdings, and undated stock powers executed in blank for each certificate.

                        (C) HOLDINGS FINANCING STATEMENTS. The Holdings Financing Statements, duly executed by Holdings, as debtor, including a description of the personal property Collateral granted or pledged by Holdings to the Agent as security for the Obligations, which Holdings Financing Statements shall concurrently with the Closing be caused to be filed with the filing office of such Governmental Authorities of such states as the Agent may reasonably require.

                        (D) COLLATERAL CONTROL AGREEMENTS. Separate written collateral control agreements (1) executed by the Agent, Holdings and each depository institution at which Holdings maintains a deposit account, and (2) executed by the Agent, Holdings and each securities intermediary at which Holdings maintains a brokerage or similar account which holds financial assets owned beneficially by Holdings, each satisfactory to the Agent.

                  (vi) ENVIRONMENTAL INDEMNITY. The Environmental Indemnity, duly executed by each of the Borrowers, and acknowledged by the Agent, together with all completed schedules to the Environmental Indemnity.

                  (vii) COLLATERAL INFORMATION CERTIFICATE. The Collateral Information Certificate, fully completed, duly executed by each of the Borrowers.

             (c)   [INTENTIONALLY DELETED.]

             (d) OPINION OF THE BORROWERS' COUNSEL. The Agent shall have received an originally executed Opinion of the Borrowers' Counsel.

             (e) SUMMITRAK ACQUISITION DOCUMENTS. The Agent shall have received copies certified by each of the Borrowers to be true, accurate and complete of all duly and fully executed SUMMITrak Acquisition Documents, including (i) the SUMMITrak Purchase Agreement, complete with all final schedules, exhibits, attachments and all amendments thereto, which shall have reviewed and approved by the Agent, (ii) all bills of sale, assignments, including assignments of Intellectual Property assigned pursuant to the SUMMITrak Purchase Agreement, assignment and assumptions and other transfer documents evidencing or relating to the conveyance of title and interests in the SUMMITrak Assets and (iii) all other documents relating to or affecting the SUMMITrak Acquisition, including all bring-downs and all amendments and modifications to any of the foregoing.

             (f) TCI SERVICES AGREEMENT. The Agent shall have received a copy certified by each of the Borrowers to be true, accurate and complete of the TCI Services Agreement, duly executed by CSG and TCI Cable Management, complete with all final schedules, exhibits and attachments thereto, which shall have been reviewed and approved by the Agent.

             (g) GOVERNMENT CONSENTS. The Agent shall have received written confirmation that all consents, approvals, orders and authorizations, and all registrations, declarations and filings with, and expirations of waiting periods (including the Hart-Scott-Rodino pre-merger notice waiting period) imposed by any Governmental Authority necessary for the consummation of the SUMMITrak Acquisition contemplated by the SUMMITrak Acquisition Documents have been obtained.

             (h) THIRD PARTY CONSENTS. The Agent shall have received written confirmation that all consents, approvals and authorizations from third Persons which are either (i) required under any material agreement, contract or other document necessary for the consummation of the SUMMITrak Acquisition contemplated by the SUMMITrak Acquisition Documents or (ii) specified as being required in ITEM 5.11 of the DISCLOSURE SCHEDULE have been obtained.

             (i) CONSUMMATION OF THE SUMMITRAK ACQUISITION. All conditions precedent to the closing set forth in the SUMMITrak Purchase Agreement, including all actions to have been taken prior to the Closing set forth in Sections 4 and 15 of the SUMMITrak Purchase Agreement (other than payment of the purchase price), shall have been duly satisfied, and there shall not have been any modification of a material term or waiver of a material condition precedent without the prior consent of the Agent.

             (j) LANDLORDS' ESTOPPELS. The Agent shall have received a Landlord's Consent, Non-Disturbance and Estoppel Agreement, duly executed by each of the landlords of the Chandler Road Property and the North Park (Building
6) Property, acknowledged by the

Agent and duly notarized, each of which Landlord's Consent, Non-Disturbance and Estoppel Agreements shall concurrently with the Closing be caused by the Title Company to have been recorded in the official records of Douglas County, Nebraska and Sarpy County, Nebraska, as applicable, with written or verbal confirmation of such recordation to the Agent by the Title Company to follow immediately thereafter.

             (k) TITLE POLICIES. The Agent shall have had commitments issued to it by the Title Company with respect to the issuance to the Agent, for the benefit of the Lenders, upon the due recordation of the Leasehold Deeds of Trust in the Official Records of each of Douglas County, Nebraska and Sarpy County, Nebraska, of separate ALTA lenders' policies of leasehold title insurance (the "Title Policies") insuring the first priority of the Lien granted in favor of the Title Company, as trustee, for the benefit of the Agent, in CSG's leasehold interest in and to the Chandler Road Property and the North Park (Building 6) Property, respectively, with such endorsements as the Agent shall reasonably require and subject only to the Permitted Title Exceptions.

             (l) UCC SEARCHES. The Agent shall have received certified copies, dated as of a recent date, of form UCC-3 requests for copies or information listing all effective financing statements which name CSG or Holdings as debtor and which are filed with the appropriate filing offices of such Governmental Authorities as the Agent shall request be searched, and accompanied by written evidence (including UCC termination statements, if applicable) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been, or in connection with the Closing will be, terminated or released.

             (m) INTELLECTUAL PROPERTY REVIEW. The Agent shall have completed its due diligence review with respect to the nature and extent of the Intellectual Property of the Borrowers (including all Intellectual Property to be acquired in the SUMMITrak Acquisition), including a determination of the registered or unregistered status of such Intellectual Property with the federal Copyright Office or the federal Patent and Trademark Office, as applicable, and shall have received such assessments or other information relating to the Borrowers' Intellectual Property as the Lenders reasonably may require.

              (n) ENVIRONMENTAL REVIEW. The Agent shall have completed its due diligence review with respect to the Chandler Road Property and the North Park (Building 6) Property, including receipt by the Agent of an environmental questionnaire in a form presented by the Agent and completed and certified by each of the Borrowers and such other site assessments and other documents or information relating to environmental matters as the Agent may reasonably require.

             (o) INSURANCE. The Agent shall have received the certificates, binders and other instruments or documents evidencing the insurance coverages and limits maintained by the Borrowers in each case in compliance with the insurance requirements set forth in ARTICLE VI.

             (p) NO LITIGATION. There shall not have been instituted or threatened any litigation or proceeding in or before any Governmental Authority to which either of the

Borrowers or any of its Subsidiaries is, or is threatened with becoming, a party and which, in the Lenders' reasonable discretion, after consultation with counsel, is determined to pose a risk of resulting in a Material Adverse Change.

             (q) PRO FORMA BALANCE SHEET AND PROJECTIONS. The Agent shall have received a pro forma balance sheet of Holdings and its Subsidiaries (giving effect to the SUMMITrak Acquisition) and a balance sheet, statements of operations and cash flow for five (5) years of projected operations, each for Holdings and its Subsidiaries, together with a certificate of the chief financial officer of Holdings, dated as of the Closing Date.

             (r) ACCOUNTS REPORT. The Agent shall have received a Borrowing Base Certificate with respect to the end of the immediately preceding month.

             (s) NO MATERIAL ADVERSE CHANGE. There shall have occurred no Material Adverse Change since June 30, 1997.

             (t) THE BORROWERS' BRING-DOWN CERTIFICATE. The Agent shall have received a certificate dated the Closing Date, executed by the chief executive officer or the chief financial officer of each of the Borrowers, on behalf of the Borrowers, certifying that:

                  (i) no Default or Event of Default has occurred and is continuing; and

                  (ii) the representations and warranties of each of the Borrowers contained in ARTICLE V of this Agreement are true, accurate and complete as of the Closing Date (except to the extent such representations and warranties are made as of an earlier date, in which case they shall be true, accurate and complete in all material respects as of such earlier date).

             (u) PARIBAS SIDE LETTER. Banque Paribas, as Agent in respect of the Term Loan Facility and the Revolving Credit Facility, shall have received the Paribas Side Letter, duly executed by each of the Borrowers, and accepted by Banque Paribas, together with payment of such sums as are set forth in the Paribas Side Letter to be paid at Closing (the payment of which shall be deemed to be a concurrent condition).

             (v) FUNDS TRANSFER MEMORANDUM. The Agent shall have received a funds transfer memorandum dated the Closing Date, executed by each of the Borrowers and the Agent, setting forth the sources and uses of funds to be funded and disbursed as of the Closing Date in connection with the Closing.

             (w) FEES, COSTS AND DISBURSEMENTS. The Agent shall have received an amount equal to the aggregate of the Agent's good faith estimate of all Attorney Costs and other disbursements incurred by the Agent in connection with the Closing of the transactions contemplated hereunder, including the negotiation and preparation of this Agreement and each of the other Loan Documents (the payment of which shall be deemed to be a concurrent condition), which payment shall be subject to post-Closing adjustment following receipt by the Agent of all final invoices.

             (x) OTHER DOCUMENTS. The Agent or the Lenders shall have received such other documents and information from the Borrowers as the Lenders may reasonably request.

     SECTION 4.2 THE MAKING OF REVOLVING LOANS. The obligation of the Lenders having Revolving Commitments to advance any Borrowing of Revolving Loans is subject to the satisfaction of the following further conditions precedent:

             (a) The Agent shall have received a Notice of Borrowing, with appropriate insertions, executed by a Responsible Person.

             (b) No event shall have occurred and be continuing or would result from the making of any Revolving Loan on such Funding Date which constitutes a Default or an Event of Default under this Agreement.

             (c) The Agent shall have received such other instruments and documents as it may have reasonably requested from the Borrowers in connection with the requested Borrowing.

                                   ARTICLE V

                 THE BORROWERS' REPRESENTATIONS AND WARRANTIES


     Each of the Borrowers hereby jointly and severally warrants and represents to the Agent and each Lender as follows, and agrees that each of said warranties and representations shall be deemed to continue so long as any of the Commitments shall be available hereunder or any Loan or other payment Obligation shall remain unpaid or unsatisfied, and shall apply anew to the making of each Loan.

     SECTION 5.1 ORGANIZATION, POWER AND AUTHORITY OF THE BORROWER. Each of the Borrowers is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify could, with reasonable likelihood, cause or result in a Material Adverse Change, including each state listed with respect to each Borrower in ITEM 5.1 to the DISCLOSURE SCHEDULE, and has full power and authority and holds all material requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, the Notes, each of the Collateral Documents or Holdings Collateral Documents, as applicable, each of the other Loan Documents to which it is a party, the Paribas Side Letter, each of the SUMMITrak Acquisition Documents to which it is a party and, in the case of CSG, the TCI Services Agreement and to own and hold under lease its Property and to conduct its business substantially as currently conducted by it and such business as contemplated to be conducted by it upon and following the transactions contemplated by the Loan Documents.

     SECTION 5.2 ORGANIZATION, POWER AND AUTHORITY OF THE BORROWERS' SUBSIDIARIES. Each of the Borrowers' Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing in each jurisdiction where the failure to so qualify could, with reasonable likelihood, cause or result in a Material Adverse Change, including each state listed with respect to each Subsidiary in ITEM 5.2 to the DISCLOSURE SCHEDULE, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under each of the SUMMITrak Acquisition Documents to which it is a party (if any) and to own and hold under lease its Properties and to conduct its business substantially as currently conducted by it and such business as contemplated to be conducted by it upon and following the transactions contemplated by the Loan Documents.

     SECTION 5.3 LOAN DOCUMENTS AND NOTES AUTHORIZED; BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement, each of the Collateral Documents or the Holdings Collateral Documents to which it is a party, the Environmental Indemnity and each of the other Loan Documents to which it is a party and the execution, delivery and payment of the Notes have been duly authorized by all necessary and proper action on the part of each of the Borrowers. The Loan Documents to which either of the Borrowers is a party constitute legally valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

     SECTION 5.4 NO CONFLICT. The execution, delivery and performance of this Agreement, the Collateral Documents, the Holdings Collateral Documents, the Environmental Indemnity and each of the other Loan Documents to which either of the Borrowers is a party, and the execution, delivery and payment of the Notes, in each case to which either of the Borrowers is a party, will not contravene any provision of either of the Borrowers' Organizational Documents and will not
(a) to the best of the Borrowers' knowledge, after Due Inquiry, contravene, conflict with or violate any Requirement of Law, (b) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority and (c) violate or result in the breach of, or constitute a default under any loan or credit agreement, indenture or other document (which documents are, in the aggregate, material) to which either of the Borrowers is a party or by which either of the Borrowers or their respective Property and assets may be bound or affected. Neither of the Borrowers is in violation or breach of or default under any Requirement of Law, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the non-compliance with, the violation or breach of or the default under could, with reasonable likelihood, cause or result in a Material Adverse Change.

     SECTION 5.5 CAPITAL STRUCTURE. ITEM 5.5 of the DISCLOSURE SCHEDULE sets forth each of the stockholders of each of the Borrowers (other than Holdings) and each of their respective Subsidiaries, together with the jurisdiction of formation or organization, the capital accounts and ownership interests (including voting partnership interests or authorized and issued capital stock, as applicable, of each such Person), by class and number and including the percentage of each class legally owned or to be owned by such Person as of the Closing Date. Except as set forth in ITEM 5.5 of the DISCLOSURE SCHEDULE, there are no options, warrants, rights to purchase or similar rights covering the stock interests in either of the Borrowers or any of their respective Subsidiaries.

     SECTION 5.6 FINANCIAL CONDITION. All balance sheets, all statements of operations, of stockholders' equity and of changes in cash flow, and other financial data (other than projections) which have been furnished to the Agent for the purposes of or in connection with this Agreement or the other Loan Documents have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. All balance sheets, all statements of operations, of stockholders' equity and of changes in cash flow, and other financial data (other than projections) which shall hereafter be furnished to the Agent for the purposes of or in connection with this Agreement or any of the other Loan Documents will be prepared in accordance with GAAP consistently applied throughout the periods involved and will present fairly the financial condition of the entities involved as of the dates thereof and the result of their operations for the periods covered thereby. All projections which have been or shall be furnished to the Agent for purposes of or in connection with this Agreement or any of the other Loan Documents have been, and shall represent, the Borrowers' respective management's best estimates of future performance, based upon historical financial information and reasonable assumptions of management.

     SECTION 5.7 NO MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has been no Material Adverse Change except as disclosed in ITEM 5.7 of the DISCLOSURE SCHEDULE.

     SECTION 5.8 OWNERSHIP OF PROPERTIES. Each of the Borrowers owns good and marketable title to all of the Collateral, free and clear of all Liens, charges or claims, except the Permitted Liens.

     SECTION 5.9 EXECUTIVE OFFICES; TRADE NAMES. The current location of each of the Borrowers' chief executive office and principal place of business is set forth in ITEM 5.9 of the DISCLOSURE SCHEDULE. For the five years preceding the Closing Date, neither of the Borrowers has used, and does not presently use, a trade name other than as listed in ITEM 5.9 of the DISCLOSURE SCHEDULE.

     SECTION 5.10 LITIGATION. Except as disclosed in ITEM 5.10 of the DISCLOSURE SCHEDULE, there are no claims, actions, suits, proceedings or other litigation pending or, to the best of the Borrowers' knowledge, threatened against either of the Borrowers or any of the Borrowers' respective Property at law or in equity before any Governmental Authority or, to the best of the Borrowers' knowledge, any investigation by any Governmental Authority of the Borrowers' respective affairs or Properties which could, if adversely determined, with reasonable likelihood cause or result in a Material Adverse Change. Other than any liability incident to the litigation or proceedings disclosed in ITEM 5.10 of the DISCLOSURE SCHEDULE, neither of the Borrowers has any contingent liabilities which are material and which are not provided for or disclosed in the most recent financial statements delivered to the Agent.

     SECTION 5.11 MATERIAL DOCUMENTS; THIRD PARTY CONSENTS. ITEM 5.11 of the DISCLOSURE SCHEDULE lists each of the material agreements (including the TCI Services Agreement, the FDC Services Agreement and each of the other Customer Services Agreements), contracts, leases (including each of the leases and all amendments thereto in respect of the Chandler Road Property and the North Park (Building 6) Property), licenses (including licenses or sublicenses of Intellectual Property, including Intellectual Property acquired in connection with the SUMMITrak Acquisition) and other documents of the Borrowers. Except as further set forth in ITEM 5.11 of the DISCLOSURE SCHEDULE, no consents, approvals or authorizations from third Persons which are either (i) required under any material agreement, contract or other document necessary for the consummation of the SUMMITrak Acquisition contemplated by the SUMMITrak Acquisition Documents or (ii) specified as being required in ITEM 5.11 of the DISCLOSURE SCHEDULE is required to be obtained, except as has already been obtained.

     SECTION 5.12 NO GOVERNMENT CONSENTS NEEDED. Except for the filing of not-yet-due tax returns and reports or as have already been made or obtained, or, in the case of CLAUSE (b) below, will be made concurrent with the Closing, as expressly contemplated by this Agreement, no certificate, authorization, permit consent, approval, order, license, exemption from, or filing or registration or qualification with, any Governmental Authority is or will be required to authorize, or is otherwise required in connection with:

             (a) the execution and delivery by the Borrowers of, and the payment and performance by the Borrowers of their respective obligations under, the SUMMITrak Acquisition Documents or the Loan Documents; and

             (b) the creation and perfection of the Liens described in and granted by CSG and Holdings pursuant to the Loan Documents.

     SECTION 5.13 PERSONS SIGNING AUTHORIZED. The Persons signing the Loan Documents on behalf of each of the Borrowers are fully authorized to execute the Loan Documents and have been designated as Responsible Persons in writing to the Agent.

     SECTION 5.14 SOLVENCY. Each of the Borrowers is Solvent.

     SECTION 5.15 EMPLOYMENT AND LABOR AGREEMENTS. Except as set forth in ITEM
5.15 to the DISCLOSURE SCHEDULE, there are no employment agreements covering management of either of the Borrowers and there are no collective bargaining agreements or other labor agreements covering any employees of either of the Borrowers. A true and complete copy of each such agreement has been furnished to the Agent.

     SECTION 5.16 ERISA. All Employee Benefit Plans of each of the Borrowers are listed in ITEM 5.16 of the DISCLOSURE SCHEDULE. All Pension Plans of each of the Borrowers, including terminated Pension Plans, that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be qualified. All Pension Plans existing as of the date hereof continue to be so qualified. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Pension Plan for which the thirty-day notice requirement may not be waived other than those of which the appropriate Governmental Authority has been notified. All Employee Benefit Plans of each of the Borrowers have been operated in all material respects in accordance with their terms and applicable law, including ERISA, and no "prohibited transaction" (as defined in ERISA and the Code) that would result in any material liability to either of the Borrowers has occurred with respect to any such Employee Benefit Plan.

     SECTION 5.17 LABOR MATTERS. There are no strikes or other labor disputes against either of the Borrowers or any of its Subsidiaries, or, to the best of such Borrower's knowledge, threatened against such Borrower, or any of its Subsidiaries, which could, with reasonable likelihood, cause or result in a Material Adverse Change. Hours worked by, and payment made to, employees of each of the Borrowers or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could, with reasonable likelihood, cause or result in a Material Adverse Change.

     SECTION 5.18 MARGIN REGULATIONS. Neither of the Borrowers owns any "margin security" as that term is defined in the Margin Regulations, and the proceeds of the Loans will be used only for the purposes contemplated in this Agreement. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of the Margin Regulations.

     SECTION 5.19 TAXES. All material federal, state, and local tax returns, reports and statements required to be filed by either of the Borrowers have been filed with the appropriate Governmental Authorities and all Charges and other impositions shown thereon to be due and payable by either of the Borrowers have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or such Borrower is contesting its liability therefor in good faith and has fully reserved all such amounts in the financial statements delivered to the Agent pursuant to SECTION 7.1. Proper and accurate amounts have been withheld by each of the Borrowers from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law, and such withholdings have been timely paid to the respective Governmental Authorities. Neither of the Borrowers has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.

     SECTION 5.20 SCHEDULE OF DEPOSIT ACCOUNTS. ITEM 5.20 of the DISCLOSURE SCHEDULE lists (i) all banks and other depository institutions at which each of the Borrowers maintains deposit and other accounts, including the name and address of each depository institution and the Person in whose name the account is held, and a description and number of the account, and (ii) all securities intermediaries with which each of the Borrowers maintains a brokerage or similar account which holds financial assets (as defined in Section 8102 of the UCC) owned beneficially by either of the Borrowers, including the name and address of each securities

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intermediary and the Person in whose name the account is held, and a description and number of the account.

     SECTION 5.21 INTELLECTUAL PROPERTY RIGHTS. Each of the Borrowers possesses and owns all necessary Intellectual Property rights and all licenses or sublicenses of Intellectual Property which are material to the conduct of its business after giving effect to the SUMMITrak Acquisition, each of which is listed, together with applicable federal, state or foreign application and registration numbers, in ITEM 5.21 of the DISCLOSURE SCHEDULE. Each of the Borrowers conducts its business without infringement or, to the best of the Borrowers' knowledge, after Due Inquiry, claim of infringement of any Intellectual Property right of others, except where such infringement or claim of infringement could not, with reasonable likelihood, cause or result in a Material Adverse Change. Except as set forth in ITEM 5.21 of the DISCLOSURE SCHEDULE, there is no infringement or, to the best of the Borrowers' knowledge, after Due Inquiry, claim of infringement by others of any Intellectual Property owned, licensed or sublicensed by either of the Borrowers.

     SECTION 5.22 OTHER REGULATIONS . Neither of the Borrowers is: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act or
(b) an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

     SECTION 5.23 NATURE OF REPRESENTATIONS AND WARRANTIES. Each of the Borrowers certifies to the Agent and each Lender that all representations and warranties made in this Agreement and all other Loan Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make any such representation or warranty not misleading. All such representations and warranties shall continue and survive so long as any of the payment Obligations have not been satisfied or shall remain outstanding. Each request by the Borrowers for a Borrowing and each continuation of a LIBOR Loan into another LIBOR Loan and each conversion of a LIBOR Loan into a Base Rate Loan or a Base Rate Loan into a LIBOR Loan shall constitute an affirmation that all such representations and warranties remain true and correct in all material respects and shall not contain any untrue statement of a material fact or omit any material fact necessary to make any such representation or warranty not misleading as of the date thereof. Each representation and warranty made in this Agreement, in any other Loan Documents, and in any other document delivered to the Agent or any Lender by the Borrowers shall be deemed to have been relied upon by the Agent and the Lenders notwithstanding any investigation, inspection or inquiry theretofore or thereafter made by or on behalf of the Agent or any Lender, or any funding of Loans by the Lenders.

     SECTION 5.24 BROKERS' FEES. Except as specifically disclosed in ITEM 5.24 of the DISCLOSURE SCHEDULE, neither of the Borrowers nor any of their Affiliates have any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby or by the SUMMITrak Acquisition Documents.


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     SECTION 5.25 REPRESENTATIONS AND WARRANTIES CONTAINED IN THE SUMMITRAK
PURCHASE AGREEMENT. To the best of the Borrowers' knowledge, after Due Inquiry, all of the representations and warranties made by TCI SUMMITRAK Texas, TCI SUMMITrak and TCI Technology Ventures in Section 5 of the SUMMITrak Purchase Agreement are true, accurate and complete as if made as of the Closing Date immediately prior to giving effect to the consummation of the SUMMITrak Acquisition, which representations and warranties, and all accompanying schedules, are incorporated herein and made a part of this Agreement as if made by the Borrowers to the best of their knowledge, after Due Inquiry, on the Closing Date; provided, however, that such incorporated representations and warranties shall speak only as of the Closing and, notwithstanding anything to the contrary, shall not be included in any subsequent bring-down of the representations and warranties contained in this ARTICLE V.

                                  ARTICLE VI

                                   INSURANCE


     SECTION 6.1 INSURANCE BY THE BORROWERS. The Borrowers shall obtain at their own expense and maintain in full force and effect at all times policies of insurance of the types set forth in SECTION 6.2 with insurance carriers authorized to do business in the State of Nebraska or Colorado, as may be appropriate, with a Best's Key Rating Guide rating of A - X or better, with limits and coverage sufficient to satisfy the provisions set forth in this
ARTICLE VI.

     SECTION 6.2 GENERAL INSURANCE REQUIREMENTS. The Borrowers shall maintain in full force and effect at all times so long as any Commitment shall be available hereunder or any Loan or other payment Obligation shall remain unpaid or unsatisfied all of the following:

          (a) WORKERS' COMPENSATION INSURANCE. As required by applicable state laws, workers' compensation insurance, including employer's liability insurance, with a $1,000,000 minimum limit per accident.

          (b) COMMERCIAL GENERAL LIABILITY. Commercial general liability insurance on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and not less than a $2,000,000 aggregate annual limit.

          (c) AUTOMOBILE LIABILITY INSURANCE. Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage.

          (d) EXCESS INSURANCE. Excess liability insurance on an occurrence basis covering claims in excess of and following the terms of the underlying insurance as set forth in

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

the foregoing SUBSECTIONS 6.2(a), (b) and (c) with a $10,000,000 minimum limit per occurrence and not less than a $15,000,000 aggregate annual limit.

          (e) AMOUNT OF INSURANCE. The amounts of insurance required in the foregoing SUBSECTIONS 6.2(a), (b), (c) and (d) may be satisfied by the Borrowers' purchasing coverage in the amounts specified or by any combination thereof, so long as the total amount of insurance meets the requirements specified above.

          (f) PROPERTY DAMAGE INSURANCE. In addition to the insurance required pursuant to the Leasehold Deeds of Trust, property damage insurance on an all-risk basis, including coverage against damage or loss caused by flood (as to the Chandler Road Property and the North Park (Building 6) Property, providing coverage for the Chandler Road Property and the North Park (Building 6) Property in a minimum aggregate amount equal to the "full replacement value" of such Properties (except a sublimit in the amount of $1,000,000 per occurrence shall be permitted for flood).

          (g) EXTRA EXPENSE/BUSINESS INTERRUPTION INSURANCE. Extra expense/business interruption insurance covering not less than $5,000,000 of the actual loss sustained of the Borrowers arising from a loss insured by the policies of insurance required under this SECTION 6.2.

          (h) ERISA INSURANCE. Fidelity coverage in an amount to cover the employee dishonesty insurance requirements with respect to pension and welfare funds under any Pension Plan.

     SECTION 6.3 ENDORSEMENTS. All policies of liability, property, and extra expense/business interruption insurance to be maintained by the Borrowers shall provide for waivers of subrogation in favor of the Agent and each Lender and their respective officers, employees and agents. All policies of liability insurance required to be maintained by the Borrowers under SECTION 6.2 shall be endorsed as follows:

          (a) To provide a severability of interest or cross liability clause (with wording to the effect that coverage applies as though separate policies had been issued to each insured);

          (b) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Agent or any Lender;

          (c) To name the Agent and each Lender and their respective officers, employees and agents as additional insureds, except for workers' compensation insurance.

     SECTION 6.4 CONDITIONS.

          (a) The Borrowers shall promptly notify the Lender of any loss covered by any insurance maintained pursuant to SECTION 6.2.


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          (b) All policies of property insurance required to be maintained pursuant to SECTION 6.2 shall provide that the proceeds of such policies shall be payable to the Agent, on behalf and for the ratable benefit of the Lenders, pursuant to a standard first mortgage endorsement substantially equivalent to the New York Standard Mortgage Endorsement or Lenders Loss Payable Endorsement 438 BFU, without contribution. All policies (other than with respect to liability or workers compensation insurance) shall insure the interests of the Agent and the Lenders regardless of any breach or violation by either of the Borrowers of warranties, declarations or conditions contained in such policies, any action or inaction of either of the Borrowers or others.

          (c) All policies of insurance required to be maintained pursuant to this ARTICLE VI shall provide the Agent with at least thirty (30) days' prior written notice of reduction, cancellation, expiration or lapse.

     SECTION 6.5 EVIDENCE OF INSURANCE. On an annual basis at each policy anniversary, the Borrowers shall furnish the Agent with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this ARTICLE VI. Upon request, the Borrowers will promptly furnish the Lender with copies of all insurance policies, binders and cover notes or other evidence of such insurance required by this ARTICLE VI.

     SECTION 6.6 NO DUTY OF THE LENDERS TO VERIFY. No provision of this ARTICLE VI or any other provision of this Agreement shall impose on the Agent or the Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrowers, nor shall the Agent or any Lender be responsible for any representations or warranties made by or on behalf of either of the Borrowers to any insurance company or underwriter.

                                  ARTICLE VII

                    AFFIRMATIVE COVENANTS OF THE BORROWERS


     Each of the Borrowers covenants and agrees, on a joint and several basis, that, so long as any Commitment shall be available hereunder or any Loan or other payment Obligation shall remain unpaid or unsatisfied, unless Required Lenders shall otherwise waive compliance in writing:

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

     SECTION 7.1 RECORDS AND REPORTS. Each of the Borrowers shall maintain a system of accounting administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP and deliver to the Agent and each Lender:

          (a) QUARTERLY BORROWER-PREPARED FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter for the first three Fiscal Quarters of each Fiscal Year and concurrent with the annual audited financial statements furnished pursuant to SUBSECTION 7.1(B) for the fourth Fiscal Quarter in each Fiscal Year, (i) a consolidated (and consolidating) balance sheet of Holdings as at the end of such period and as at the end of the immediately preceding Fiscal Year, (ii) a consolidated (and consolidating) statement of operations of Holdings for such Fiscal Quarter and for such Fiscal Year to date, setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year, (iii) a consolidated (and consolidating) statement of cash flows of Holdings for such Fiscal Year to date, setting forth in comparative form the figures for the corresponding period for the immediately preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer or controller/principal accounting officer of Holdings that they (1) are complete and fairly present the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of the operations and changes in cash flow of Holdings and its Subsidiaries for the periods indicated, (2) disclose all liabilities of Holdings and its Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent and (3) have been prepared in accordance with GAAP, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustment and (iv) a report setting forth for such period the beginning total subscribers serviced by CSG, new subscribers (detailed by major Customer Services Client) added by CSG during such period, and deconverted subscribers (detailed by major Customer Services Client) whose servicing by CSG was terminated during such period;

          (b) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated (and consolidating) balance sheet of Holdings as at the end of such Fiscal Year and the related consolidated (and consolidating) statements of operations, stockholders' equity and cash flows of Holdings for such Fiscal Year, setting forth in each case, in comparative form the figures for the previous Fiscal Year, all in reasonable detail and, in the case of such financial statements, accompanied by a report thereon of Arthur Andersen LLP or other independent public accountants of recognized national standing selected by Holdings and reasonably satisfactory to the Agent, which report shall not contain an adverse opinion, a disclaimer of opinion or be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Holdings' records and shall state that such financial statements present fairly the financial position of Holdings and its Subsidiaries as at the dates indicated and the results of operations and changes in financial position of Holdings and its Subsidiaries for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, certified by the chief financial officer or controller/principal accounting officer of Holdings; provided, however, that all consolidating financial statements required under this SUBSECTION 7.1(b) may be unaudited.

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

          (c) ACCOUNTANTS' STATEMENT. Together with each delivery of audited financial statements of Holdings pursuant to SUBSECTION 7.1(B), a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or an Event of Default as it relates to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe either or both that the information contained in the certificates as they relate to accounting matters delivered therewith pursuant to SUBSECTION 7.1(b) is not correct or that the matters set forth in the Compliance Certificates delivered therewith for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (d) COMPLIANCE CERTIFICATE. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter for the first three Fiscal Quarters of each Fiscal Year and concurrent with the annual audited financial statements furnished pursuant to SUBSECTION 7.1(b) for the fourth Fiscal Quarter in each Fiscal Year, a Compliance Certificate dated as of the last day of such Fiscal Quarter, duly executed by the chief financial officer or controller/principal accounting officer of each of the Borrowers, with appropriate insertions satisfactory to the Agent;

          (e) BORROWING BASE CERTIFICATE. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Borrowing Base Certificate dated as of the last day of each month, duly executed by the chief financial officer or controller/principal accounting officer of each of the Borrowers, with appropriate insertions satisfactory to the Agent;

          (f) FINANCIAL FORECASTS. As soon as practicable and in no event later than the last day of each Fiscal Year, financial forecasts, including a projected balance sheet and statement of operations and statement of cash flows of Holdings and its Subsidiaries, in each case set forth on a monthly basis for the following Fiscal Year, and a five (5) year forecasted statement of operations set forth on an annual basis, and including a substantive description of each of the material underlying assumptions used in preparing such consolidated financial forecasts, as prepared by management of Holdings;

          (g) SEC FILINGS. Promptly upon transmission thereof, copies of all prospectuses and regular and periodic financial information, proxy materials and other information and reports, if any, which either of the Borrowers or any of their respective Subsidiaries shall file with the SEC or any Governmental Authorities substituted therefor;

          (h) OTHER REPORTS. Promptly upon receipt thereof, copies of all reports submitted to Holdings by independent public accountants in connection with each annual, interim

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

or special audit of the financial statements of Holdings made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

          (i) NOTICES. Promptly upon any officer of either of the Borrowers obtaining knowledge (i) of any condition or event which constitutes a Default or an Event of Default under this Agreement, (ii) that any Person has given any notice to the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in SUBSECTION 10.1(c),
(iii) of the institution of any litigation or investigation by any Person, including any Governmental Authority involving any alleged (regardless of whether insured) liability of either of the Borrowers equal to or greater than $1,000,000 or any adverse determination in any litigation involving a potential liability of either of the Borrowers equal to or greater than $1,000,000, (iv) of receipt of any notice of default or notice of termination from any Customer Services Client in respect of any Customer Services Agreement having remaining contracted for payments aggregating in excess of $5,000,000 or (v) of any Material Adverse Change, a certificate of a Responsible Person of each of the Borrowers specifying the notice given or action taken by such Person and the nature of such claimed Default, Event of Default, event or condition and what action the Borrower has taken, is taking and proposes to take with respect thereto;

          (j) TERMINATION EVENTS/PROHIBITED TRANSACTION. Promptly upon becoming aware of the occurrence of any (i) Termination Event in connection with any Pension Plan or (ii) "prohibited transaction" (as such term is defined in ERISA and the Code) in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrowers have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the IRS or the PBGC with respect thereto;

          (k) ERISA. With reasonable promptness, copies of (i) all notices received by either of the Borrowers or any of their respective ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by either of the Borrowers or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan covering employees of either of the Borrowers and (iii) all notices received by either of the Borrowers or any of their ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (l) PENSION PLANS. Promptly upon receipt by either of the Borrowers, any challenge by the IRS to the qualification under Section 401 or 501 of the Code of any Pension Plan;

          (m) TAX RETURNS. Upon the request of the Agent or any Lender, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by or on behalf of either of the Borrowers; and


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

          (n) OTHER INFORMATION. With reasonable promptness, such other reports, information and data, including lists of Property and accounts, budgets, agreements with insurers, forecasts and reports, with respect to either of the Borrowers as from time to time may be reasonably requested by the Agent or any Lender.

     All financial statements of Holdings to be delivered by the Borrowers to the Agent pursuant to this SECTION 7.1 will be complete and correct and present fairly the financial condition of Holdings as of the date thereof; will disclose all liabilities of Holdings that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and will have been prepared in accordance with GAAP. All tax returns submitted to the Agent by either of the Borrowers will, to the best of the Borrowers' knowledge, be true and correct. Each of the Borrowers hereby agrees that each time it submits a financial statement or tax return to the Agent, the Borrowers shall be deemed to represent and warrant to the Lenders that such financial statement or tax return complies with all of the preceding requirements set forth in this paragraph.

     SECTION 7.2 MAINTENANCE OF RIGHTS AND PROPERTIES. Each of the Borrowers shall:

          (a) MAINTENANCE OF EXISTENCE AND RIGHTS. Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases, qualifications, privileges, franchises and other authority adequate for the conduct of its business except where the lapsing of any of the foregoing could not, with reasonable likelihood, cause or result in a Material Adverse Change; and

          (b) MAINTENANCE OF PROPERTIES. Maintain, preserve and protect its properties, assets, equipment and facilities required for the conduct of the Business in the ordinary course in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto.

     SECTION 7.3 TAXES AND OTHER LIABILITIES. Promptly pay and discharge all Charges when due and payable, except (a) such as may be paid thereafter without penalty or (b) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. The Borrowers shall promptly notify the Agent of any material challenge, contest or proceeding pending by or against either of the Borrowers before any taxing authority.

     SECTION 7.4 INSPECTION OF BOOKS AND RECORDS. From time to time during normal business hours and upon reasonable notice (except that if an Event of Default shall have occurred and be continuing, no such notice is required), permit the Agent or any Lender or any agent, representative or employee thereof, to examine and make copies of and abstracts from the financial records and books of account of each of the Borrowers and to discuss the affairs, finances and accounts of the Borrowers with any of their respective executive officers to the extent any of the foregoing may be relevant to the Borrowers' obligations under the Loan

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

Documents. All such inspections pursuant to this SECTION 7.4 shall be at the Borrowers' expense.

     SECTION 7.5 INSPECTION AND AUDIT OF COLLATERAL. From time to time during normal business hours and upon reasonable notice (except that if an Event of Default shall have occurred and be continuing, no such notice is required), permit the Agent or any agent, representative or employee thereof, to conduct periodic inspections and audits of the Collateral. Only one such inspection and audit of the Collateral pursuant to this SECTION 7.5 during any calendar year shall be at the Borrowers' expense (except that if and so long as an Event of Default shall have occurred and be continuing, such limitation shall not apply and all inspections and audits conducted during the continuation of an Event of Default shall be at the Borrowers' expense).

     SECTION 7.6 COMPLIANCE WITH LAWS. Exercise due diligence in order to comply with the requirements of all applicable Requirements of Laws, non-compliance with which could, with reasonable likelihood, cause or result in a Material Adverse Change; provided, however, that Borrowers may appeal or contest any act, regulation, judgment, order, decree or direction in any reasonable manner which shall not, in the opinion of Required Lenders, adversely affect the Lenders' rights hereunder or adversely affect the priority of the Agent's or any Lender's Lien in, on and to any of the Collateral.

     SECTION 7.7 AGREEMENTS. Perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any leases to which it is a party, where the failure to so perform and enforce could, with reasonable likelihood, cause or result in a Material Adverse Change. Neither of the Borrowers shall terminate or modify any provision of any agreement to which it is a party with respect to which such termination or modification could, with reasonable likelihood, cause or result in a Material Adverse Change.

     SECTION 7.8 SUPPLEMENTAL DISCLOSURE. From time to time (in the event that such information is not otherwise delivered by the Borrowers to the Agent or the Lenders pursuant to this Agreement), so long as there are Obligations outstanding hereunder, disclose to the Agent in writing any material matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described by the Borrowers under the terms of this Agreement or any of the other Loan Documents or which is necessary to correct any information set forth or described by the Borrowers hereunder or thereunder or in connection herewith which has been rendered inaccurate thereby.

     SECTION 7.9 INTEREST RATE PROTECTION. Have in place not later than ninety
(90) days following the Closing, and maintain for such time as any principal balance of the Loans shall remain outstanding, a Rate Contract capping the Borrowers' interest rate risk during each Fiscal Year on notional amounts equal to not less than fifty percent (50.0%) of the sum of the aggregate principal balance of the Term Loans, as such principal balance is scheduled to be amortized pursuant to SECTION 2.3, at an all-in rate of interest not to exceed thirteen percent (13.0%).

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     SECTION 7.10 COPYRIGHT REGISTRATION AND RECORDATION.

          (a) UNREGISTERED COPYRIGHT. Set forth in ITEM 7.10 of the DISCLOSURE
SCHEDULE is a list of all Copyrights owned or held by either of the Borrowers or its Subsidiaries, after giving effect to the SUMMITrak Acquisition, which are material to the Business (whether in the form of software or other products or new, enhanced or upgraded formats or versions of previously existing products) which have not yet been registered with the United States Copyright Office. Each of the Borrowers shall, or shall cause its Subsidiaries to, apply for the registration of the Copyrights set forth in ITEM 7.10 of the DISCLOSURE SCHEDULE as soon as practicable following the Closing Date and thereafter diligently, using all commercially reasonable efforts, pursue and obtain the earliest practicable registration of such Copyrights. Upon the registration of such Copyrights, such Borrower shall, or shall cause its Subsidiaries to, execute and acknowledge (or cause to be executed and acknowledged) and deliver to the Agent all documents, and take all actions, that may be reasonably requested by the Agent or the Lenders from time to time to enable the Agent, on behalf of the Lenders, to record its Lien in such Copyrights with the United States Copyright Office.

          (b) NEWLY DEVELOPED INTELLECTUAL PROPERTY. From time to time when either of the Borrowers or any of its Subsidiaries develop material Intellectual Property, such Borrower shall, or shall cause its Subsidiaries to, promptly apply for, i.e., in no event more than sixty (60) days thereafter, and diligently pursue the registration, recordation, filing or issuance, as the case may be, of such Intellectual Property with or by the United States Copyright Office or the United States Patent and Trademark Office or the applicable foreign Governmental Authority, as applicable. Upon the registration, recordation, filing or issuance, as the case may be, of such newly-developed material Intellectual Property, such Borrower shall, or shall cause its Subsidiaries to, execute and acknowledge and deliver to the Agent all documents, and take all actions, that may reasonably be requested by the Agent or the Lenders from time to time to enable the Agent to register, record or file, as the case may be, its Lien in such Intellectual Property with the United States Copyright Office or United States Patent and Trademark Office, as applicable, or as to Intellectual Property registered, recorded or filed with or issued by a foreign Governmental Authority, with such foreign Governmental Authority.

          SECTION 7.11 FURTHER ASSURANCES. In addition to the obligations and documents which this Agreement expressly requires the Borrowers to execute, acknowledge, deliver and perform, each of the Borrowers shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to the Agent all documents, and take all actions, that may be reasonably requested by the Agent or the Lenders from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Liens created under the Collateral Documents, to subject to the Liens created under the Collateral Documents any Property intended by the terms of any Loan Document to be covered by the Collateral Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.


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

                                 ARTICLE VIII

                      NEGATIVE COVENANTS OF THE BORROWERS


     Each of the Borrowers hereby covenants and agrees, on a joint and several basis, that, so long as any Lender shall have any Commitment hereunder, or any Loan or other payment Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     SECTION 8.1 LIMITATION ON LIENS. Neither of the Borrowers shall, or shall permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (collectively, the "Permitted Liens"):

          (a) Liens created under any Loan Document in favor of the Agent or any Lender;

          (b)  the Permitted Title Exceptions;

          (c) other Liens existing as of the Closing Date disclosed in ITEM 8.1 of the DISCLOSURE SCHEDULE, provided that the obligations secured thereby do not increase;

          (d) Liens for taxes, fees, assessments or other governmental Charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by this Agreement; provided that no notice of lien has been filed or recorded under the Code;

          (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that such Capital Leases are permitted under SUBSECTION 8.7(b);

          (g) purchase money Liens on any Property acquired or held by either of the Borrowers or their Subsidiaries in the Ordinary Course of Business, other than the Collateral, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof and (ii) such Lien attaches solely to the Property so acquired in such transaction;

          (h) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by

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

appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

             (i) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money) or statutory obligations, (ii) Contingent Obligations in respect of surety and appeal bonds, (iii) obligations arising in connection with workers' compensation, unemployment insurance and other types of social security or employee benefits and (iv) other non-delinquent obligations of a like nature, in each case incurred in the Ordinary Course of Business, provided all such Liens in the aggregate could not (even if enforced), with reasonable likelihood, cause or result in a Material Adverse Change;

             (j) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Borrowers and their respective Subsidiaries;

             (k) Leases or subleases granted to others not interfering with the ordinary conduct of the Borrowers' businesses or the business of any of their respective Subsidiaries;

             (l)  Any interest or title of a lessor;

             (m) Any money judgment, writ or warrant of attachment or similar process entered or filed against either of the Borrowers or any of their respective Subsidiaries if the judgment it secures shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof has been stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of such stay;

             (n) Liens arising solely by virtue of any contractual or statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by either of the Borrowers in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by either of the Borrowers or any of their respective Subsidiaries to provide collateral to the depository institution;

             (o) Liens securing Indebtedness arising under any Rate Contract permitted pursuant to SUBSECTION 8.4(b); and

             (p) Liens other than the Liens referred to above securing Indebtedness, obligations or other liabilities in an aggregate amount not to exceed $1,000,000.

     SECTION 8.2 CONSOLIDATIONS AND MERGERS. Neither of the Borrowers shall merge or consolidate with or into, directly or indirectly, whether by operation of law or otherwise, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of

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

transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

     SECTION 8.3 LOANS AND INVESTMENTS. Neither of the Borrowers shall, or shall permit any of its Subsidiaries to, make, purchase or acquire any Investment in, any Person or make any advance, loan, extension of credit or capital contribution to any Person, including any Affiliate of such Borrower, or make any commitment with respect to any of the foregoing, except for:

             (a)  investments in Cash Equivalents;

             (b) the existing Investment of Holdings in the Stock of CSG and Bytel existing as of the Closing Date and of CSG in the Stock of IntelliTEK existing as of the Closing Date;

             (c) Investments of the Net Issuance Proceeds of new cash equity raised or received by either of the Borrowers subsequent to the Closing to the extent that such Net Issuance Proceeds may be retained by the Borrowers pursuant to SUBSECTION 2.8(d); provided that such retained Net Issuance Proceeds are invested in the Business, including any Acquisition of any Person engaged in the same Business; and provided further that no Event of Default shall have occurred and be continuing at the time any such Investment is made;

             (d) Investments in an amount equal to $25,000,000; provided that such amounts are invested in the Business, including any Acquisition of any Person engaged in the same or similar Businesses; and provided further that no Event of Default shall have occurred and be continuing at the time any such Investment is made;

             (e) Investments in the form of any Rate Contract entered into with any counterparty;

             (f) loans and other advances of money made to officers or employees of either of the Borrowers or their respective Subsidiaries with respect to the relocation of such Persons to other facilities of either of the Borrowers or their respective Subsidiaries in an aggregate principal amount not to exceed $500,000 during any Fiscal Year;

             (g) loans made to officers or employees of either of the Borrowers solely for the purpose of financing the purchase by such Person of Stock of Holdings in an aggregate principal amount not to exceed $1,000,000;

             (h) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or the rendering of services in the Ordinary Course of Business;

             (i) loans and other advances existing on the Closing Date from Holdings to CSG and Bytel and from CSG to Bytel as set forth in ITEM 8.5 to the DISCLOSURE SCHEDULE;

             (j)  loans and other advances between the Borrowers;


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

             (k) loans and other advances (A) between either of the Borrowers and a wholly-owned Subsidiary of either of the Borrowers and (B) between a wholly-owned Subsidiary of either of the Borrowers and either of the Borrowers, in the aggregate amount not to exceed $2,000,000; and

             (l)  Investments not otherwise expressly permitted by this SECTION
8.3 in the aggregate amount not to exceed $1,000,000.

     SECTION 8.4 LIMITATION ON INDEBTEDNESS. Neither of the Borrowers shall, or shall permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

             (a) Indebtedness incurred pursuant to this Agreement, the Notes and the other Loan Documents;

             (b) Indebtedness incurred pursuant to any Rate Contract entered into with any counterparty;

             (c) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

             (d)  Indebtedness existing on the Closing Date and set forth in
ITEM 8.4 of the DISCLOSURE SCHEDULE;

             (e) endorsements for collection or deposit in the Ordinary Course of Business;

             (f) Indebtedness incurred in connection with Capitalized Leases and Operating Leases permitted pursuant to SECTION 8.7;

             (g) Indebtedness secured by Liens permitted under SUBSECTION 8.1(G) in an aggregate principal amount not to exceed $1,000,000;

             (h) Contingent Obligations of either of the Borrowers or their respective Subsidiaries in respect of (x) Indebtedness of the other Borrower or the Subsidiaries of either of the Borrowers or (y) obligations of the other Borrower or the Subsidiaries of either of the Borrowers pursuant to contracts, leases and other agreements to which such other Borrower or Subsidiary is a party;

             (i)  Indebtedness of either Borrower to the other Borrower; and

             (j)  In addition to the other Indebtedness permitted under this
SECTION 8.4, unsecured Indebtedness in the aggregate principal amount outstanding at any time not to exceed $10,000,000.

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

      SECTION 8.5 TRANSACTIONS WITH AFFILIATES. Neither of the Borrowers shall, or shall permit any of its Subsidiaries to, enter, directly or indirectly, into or be a party to any agreement or transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any services) with any Affiliate of such Borrower, except (a) as set forth in ITEM
8.5 to the DISCLOSURE SCHEDULE and (b) in the Ordinary Course of Business and upon fair and reasonable terms that are approved by such Borrower's board of directors, fully disclosed to the Agent and no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower; provided, however, that this SECTION 8.5 shall not apply to agreements or transactions in the Ordinary Course of Business between the Borrowers.

     SECTION 8.6 USE OF PROCEEDS. Each of the Borrowers shall use the Loan proceeds only for the purposes described in SECTION 2.1 and in no event shall use any portion of such proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of either of the Borrowers or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities and Exchange Act of 1934.

     SECTION 8.7 LEASE OBLIGATIONS . Neither of the Borrowers shall, or shall permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:

             (a) Operating Leases entered into by either of the Borrowers or any of their respective Subsidiaries in the Ordinary Course of Business; and

             (b) Capital Leases entered into by either of the Borrowers or any of their respective Subsidiaries to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such Capital Lease Obligations shall not exceed $5,000,000 in any Fiscal Year.

     SECTION 8.8 CAPITAL EXPENDITURES. The Borrowers shall not, and shall not permit any of its Subsidiaries to, make or commit to make Capital Expenditures during any of the following Fiscal Years in excess of the following amounts:

         FISCAL YEAR                      CAPITAL EXPENDITURES

            1997 (4th Fiscal Quarter only)    $ 3,000,000
            1998                              $15,000,000
            1999                              $20,000,000
            2000                              $25,000,000
            2001 and                          $30,000,000
            thereafter


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

plus any unutilized portion of the immediately preceding Fiscal Year's permitted Capital Expenditures provided that any such unutilized portion carried forward shall not in any Fiscal Year exceed $5,000,000 for Capital Expenditures in total. For purposes of this SECTION 8.8 only, the term "Capital Expenditures" shall mean an amount equal to "Capital Expenditures," as defined in SECTION 1.1 this Agreement exclusive of the amount of the SUMMITrak/Phoenix Capex Adjustment.

     SECTION 8.9 RESTRICTED PAYMENTS. Unless the Borrowers shall have delivered to the Agent in accordance with SUBSECTION 7.1(d) a Compliance Certificate indicating that (a) the Leverage Ratio as calculated as of the last day of the immediately preceding Fiscal Quarter is less than 1.50 and (b) there has not occurred and is continuing as of the end of the immediately preceding Fiscal Quarter or at such time any Default or Event of Default, Holdings shall not, and shall not suffer or permit any of its Subsidiaries (other than a wholly-owned Subsidiary) to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Stock, or purchase, redeem or otherwise acquire for value any shares of its Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; provided, however, that Holdings from time to time (i) may repurchase its Stock from the public at fair market value in an aggregate amount for all such transactions not to exceed $20,000,000 and (ii) may re-purchase shares of "Restricted Stock" and "Performance Stock" sold pursuant to the CSG Employee Stock Purchase Plan from a holder of such Stock whose employment with Holdings and its Subsidiaries has terminated; provided that the repurchase price paid for any such Restricted Stock or Performance Stock shall not exceed, in the case of Performance Stock, the purchase price initially paid by such Person for such Performance Stock or, in the case of Restricted Stock, the higher of the purchase price initially paid by such Person for such Restricted Stock or the Book Value (as defined in the applicable purchase agreement) of such Restricted Stock.

     ection 8.10  MODIFICATION OF CERTAIN AGREEMENTS.  Neither of the
Borrowers shall, without the prior written approval of Required Lenders, amend, supplement or modify or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to
(a) the TCI Services Agreement, if such modification would (i) reduce the net revenues receivable by CSG under the TCI Services Contract in any Fiscal Year by an amount greater than ten percent (10.0%) from the amount originally contemplated for such Fiscal Year under the copy of the TCI Services Agreement delivered to the Agent prior to the Closing Date or (ii) reduce the term of the TCI Services Agreement, (b) the SUMMITrak Purchase Agreement with respect to the amount or timing of the Contingent Earn-Out Payments or (c) any of its material Organizational Documents, except that Required Lenders' prior approval shall not be required for any amendment, supplement or modification which does not in any material way adversely affect either of the Borrowers' ability to pay and perform the Obligations or the Agent's or any Lender's rights or remedies under any of the Loan Documents.

     SECTION 8.11 MAINTENANCE OF BUSINESS. Neither of the Borrowers nor any of their Subsidiaries shall engage in any business other than the Business and other activities normally associated with the operation of the Business.

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

     SECTION 8.12  ERISA.

             (a) Neither the Borrowers nor any ERISA Affiliate of the Borrowers shall incur any obligation to contribute to a Pension Plan required by a collective bargaining agreement or as a consequence of the acquisition of an ERISA affiliate, unless (i) such Borrower or such ERISA Affiliate shall notify the Agent in writing that it intends to incur such obligation and (ii) after the Agent's receipt of such notice, the Agent notifies such Borrower that Required Lenders consent to the establishment or maintenance of, or such Borrower's incurring an obligation to contribute to, the Pension Plan, which consent may not unreasonably be withheld or delayed but may be subject to such reasonable conditions as Required Lenders may require.

             (b) If the Borrowers or any ERISA Affiliate of the Borrowers incur any obligation to contribute to any Pension Plan, then the Borrowers shall not
(i) terminate, or permit such ERISA Affiliate to terminate, any Pension Plan so as to result in any liability that might have or result in a Material Adverse Change or (ii) make or permit such ERISA Affiliate to make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability that might have or result in a Material Adverse Change.

     SECTION 8.13 NO USE OF ANY LENDER'S NAME. The Borrowers shall not use or authorize any other Person to use any Lender's name or marks in any press releases, signage, publication or other publicity or medium, including any prospectus (but excluding any necessary or appropriate filings or submissions to Governmental Authorities, including the filing of this Agreement with the SEC solely as an exhibit evidencing an existing material agreement of the Borrower), without the Agent's or such Lender's advance written authorization.

     SECTION 8.14 ACCOUNTING CHANGES. Neither of the Borrowers shall make any significant change in accounting treatment or reporting practices, except as required by GAAP.

                                  ARTICLE IX

                        FINANCIAL COVENANTS OF HOLDINGS

     Each of the Borrowers covenants and agrees, on a joint and several basis, that so long as any Loans shall be outstanding hereunder or any Commitment shall be available hereunder, unless Required Lenders shall otherwise consent in writing, the Borrowers shall perform all of the following financial covenants. In connection with performance of the Borrowers' obligations under this ARTICLE IX, each of the Borrowers agrees and understands that (except as expressly provided herein) all covenants under this ARTICLE IX shall be subject to quarterly compliance (as measured as of the last day of each Fiscal Quarter) and in each case review by the Lenders of the respective Fiscal Quarter's consolidated financial statements delivered to the Agent by the Borrowers pursuant to SUBSECTION 7.1(a).

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

     SECTION 9.1 MAXIMUM LEVERAGE RATIO. The Borrowers shall not permit the Consolidated Leverage Ratio of Holdings and its Subsidiaries, as measured as of the last day of each Fiscal Quarter set forth below, to be greater than the following:

                                          MAXIMUM
                 PERIOD                LEVERAGE RATIO

            December 31, 1997          4.00:1.00
            March 31, 1998             3.50:1.00
            June 30, 1998              3.25:1.00
            September 30, 1998         3.00:1.00
            December 31, 1998          2.75:1.00
            March 31, 1999             2.50:1.00
            June 30, 1999              2.25:1.00
            September 30, 1999         2.00:1.00
            December 31, 1999          1.75:1.00
            March 31, 2000             1.75:1.00
            June 30, 2000              1.75:1.00
            September 30, 2000         1.75:1.00
            December 31, 2000          1.75:1.00
            March 31, 2001 and         1.50:1.00
            thereafter

     SECTION 9.2 MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrowers shall not permit the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, as measured on the last day of each Fiscal Quarter commencing with the Fiscal Quarter ended December 31, 1997, to be less than 1.25:1.00.

     SECTION 9.3 MINIMUM INTEREST COVERAGE RATIO. The Borrowers shall not permit the Interest Coverage Ratio of Holdings and its Subsidiaries, as measured as of the last day of the Fiscal Quarter ended December 31, 1997 and the last day of each Fiscal Quarter during each of the Fiscal Years set forth below, to be less than the following:

               DATE                                       MINIMUM INTEREST
                                                           COVERAGE RATIO

   Fiscal Quarter ended December 31, 1997 only                4.00:1.00
   1998                                                       4.00:1.00
   1999                                                       5.00:1.00
   2000 and thereafter                                        6.00:1.00

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

                                   ARTICLE X

                        EVENTS OF DEFAULT AND REMEDIES


     SECTION 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

             (a) INSTALLMENTS OF PRINCIPAL. The Borrowers fail to pay any scheduled installment of principal under this Agreement or any of the Notes on the date such installment shall become due and payable; or

             (b) OTHER PAYMENTS. The Borrowers fail to pay any installment of interest on any Loan or any of the other Obligations of the Borrowers to the Lenders or the Agent arising under this Agreement, the Notes or any of the other Loan Documents when and as the same shall become due and payable, whether by acceleration or otherwise, and such failure shall not have been cured within five (5) calendar days; or

             (c) CROSS DEFAULTS. Either of the Borrowers (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other material condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity (or any Contingent Obligation to become payable or cash collateral in respect thereof to be demanded); or

             (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on behalf of either of the Borrowers in this Agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made; or

             (e) SPECIFIC DEFAULTS. Either of the Borrowers fails or neglects to perform, keep or observe any term, covenant or agreement contained in ARTICLE VIII (other than SECTION 8.1) or ARTICLE IX; or

             (f)  OTHER DEFAULTS.  Subject to SUBSECTIONS 10.1(a), (b) and
(e), either of the Borrowers fails or neglects to perform, keep or observe any other term, covenant, provision or agreement contained in this Agreement or in any of the other Loan Documents or any other document or agreement executed by such Borrower in connection therewith and the same has not been cured to Required Lenders' satisfaction within ten (10) calendar days after such Borrower shall become aware thereof, whether by written notice from the Agent or any Lender or otherwise, or should reasonably have been aware thereof; provided that if such Default is not reasonably susceptible to cure within ten (10) days, then such Borrower shall have such additional time as it reasonably takes to effect such cure, but in no event longer than thirty (30) days from the occurrence of such Default, so long as such Borrower promptly commences and diligently pursues such cure; or

             (g) INSOLVENCY; VOLUNTARY PROCEEDINGS. Either of the Borrowers or any of their Subsidiaries (other than IntelliTEK) (i) ceases or fails to be Solvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily liquidates, dissolves or ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

             (h) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against either of the Borrowers or any of their Subsidiaries (other than IntelliTEK), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrowers' or any of their respective Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within forty-five (45) days after commencement, filing or levy; (ii) either of the Borrowers or any of their respective Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) either of the Borrowers or any of their respective Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

             (i) MATERIAL ADVERSE CHANGE. A Material Adverse Change shall have occurred; or

             (j) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against either of the Borrowers involving in the aggregate a liability (not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions in excess of $2,000,000, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

             (k) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against either of the Borrowers which does or could, with reasonable likelihood, cause or result in a Material Adverse Change, and there shall be any period of thirty

(30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

             (l) COLLATERAL. Any of the Loan Documents shall for any reason other than the satisfaction in full of the Obligations thereunder cease to be, or be asserted by either of the Borrowers not to be, a legal, valid and binding obligation of the Borrowers party to such Loan Documents, enforceable in accordance with its terms, or any of the Liens purported to be created by any of the Collateral Documents or the Holdings Collateral Documents with respect to any of the Collateral shall for any reason, other than the satisfaction in full of the Obligations thereunder, cease to be, or be asserted by either of the Borrowers not to be, a first priority, validly perfected Lien (subject to the Permitted Liens), and such occurrence has not been cured to the Required Lenders' satisfaction within ten (10) days after the Borrowers shall have received notice of such failure from the Agent or any Lender or within thirty
(30) days after the Borrowers shall have become aware thereof (whichever period is less); or

             (m) RATE CONTRACTS. Either of the Borrowers shall breach or default under any Rate Contract, if the effect of such breach or default is to allow the counterparty to proceed against, or otherwise realize from, either of the Borrowers or any Collateral to satisfy any claim of the counterparty against such Borrower in respect of such Rate Contract; or

             (n) GOVERNMENTAL ACTION. Any Governmental Authority enters a decree, order or ruling ("Government Action") which will materially and adversely affect either of the Borrowers' financial condition, operations or ability to perform or pay its Obligations unless such Borrower, within thirty
(30) days after the earlier of the date (a) such Borrower first discovers it is the subject of such Government Action or (b) the Agent or any Lender or any Governmental Authority gives notice of such Government Action, takes such steps as are necessary to obtain relief (including by means of discharge, dismissal or release, as appropriate) from such Government Action. For the purpose of this SUBSECTION 10.1(N), "Government Action" shall include (i) any decree, order, or ruling entered by a Governmental Authority resulting in a monetary liability on the part of either of the Borrowers of more than $500,000 which is not paid or discharged within thirty (30) days after the date of entry or (ii) any disqualification of or other limitation on the operation of either of the Borrowers which, in the reasonable determination of the Required Lenders, could, with reasonable likelihood, cause or result in a Material Adverse Change; or

             (o)  CHANGE OF CONTROL. A Change of Control shall have occurred; or

             (p) FAILURE TO BE PUBLICLY REPORTING COMPANY. Holdings ceases to be a publicly reporting company under the Securities Exchange Act of 1934, as amended.

     SECTION 10.2 WAIVER OF DEFAULT. Any Event of Default may be waived only with the written consent of the Required Lenders; except that an Event of Default under any of SUBSECTIONS 10.1(a), 10.1(b), 10.1(g) or 10.1(h) may only be waived with the written consent of all Lenders. Any Event of Default so waived shall be deemed to have been cured and not

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to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

     SECTION 10.3 REMEDIES. Upon the occurrence and continuance of any Default or Event of Default, the Lenders shall have no obligation to advance money or extend any additional credit to or for the benefit of the Borrowers, whether in the form of Loans or otherwise. In addition, upon the occurrence and during the continuance of an Event of Default, the Lenders or the Agent, on behalf and for the ratable benefit of the Lenders, may, at the option of the Required Lenders, do any one or more of the following, all of which are hereby authorized by each of the Borrowers:

             (a) Make advances of Revolving Loans after the occurrence of any Event of Default, without thereby waiving their right to demand payment of the Obligations under this Agreement, the Notes or any of the other Loan Documents, or any other rights or remedies described in this Agreement, and without liability to make any other or further advances, notwithstanding the Agent's or any Lender's previous exercise of any such rights and remedies;

              (b) Declare all or any of the Obligations of the Borrowers under this Agreement, the Notes, the other Loan Documents and any other instrument executed by either of the Borrowers pursuant to the Loan Documents to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable; provided that if such Event of Default is under SUBSECTIONS 10.1(g) or (h), then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by the Lenders or the Agent;

             (c) Terminate this Agreement (and the Commitments of the Lenders set forth herein) as to any future liability or obligation of the Lenders, but without affecting the Lenders' rights in and to Liens in and on the Collateral; and

             (d) Exercise, in addition to all other rights and remedies granted hereunder, any and all rights and remedies granted under the Collateral Documents and other Loan Documents or otherwise available at law or in equity.

      SECTION 10.4  SET-OFF.

             (a) RIGHTS OF SET-OFF. Regardless of the adequacy of any Collateral but subject to SUBSECTION 10.4(B), during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to either of the Borrowers may be set off against the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of either of the Borrowers to the Lenders.

             (b) REQUIRED LENDERS' CONSENT TO SET-OFF REQUIRED. Each Lender agrees that it shall not, and that it shall not attempt to, exercise any right of set-off, banker's lien or similar remedy against any of the Property of either of the Borrowers without the prior written consent of the Required Lenders.


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     SECTION 10.5  SHARING OF PAYMENTS.  If, other than as expressly provided elsewhere herein, any Lender shall receive from either of the Borrowers or any other source whatsoever on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, bankers' lien, counterclaim, cross-action, enforcement of any claim evidenced by this Agreement or any of the other Loan Documents or by proof thereof in any case under the Bankruptcy Code or similar proceeding or otherwise) which is in excess of its respective Commitment Percentage of payments on account of the Term Loans or the Revolving Loans, as the case may be, obtained by all the Lenders with respect to such Loans, such Lender shall forthwith (a) notify the Agent of such fact and (b) make such dispositions and arrangements with each other Lender with respect to such excess, either by way of distribution until the amount of such excess has been exhausted, assignment of claims, subrogation or otherwise, as shall result in each such Lender receiving in respect of the amounts due such Lender, under this Agreement its ratable share of such payments; provided, however, that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     SECTION 10.6 RIGHTS AND REMEDIES CUMULATIVE. The Lenders' and the Agent's rights and remedies under this Agreement shall be cumulative. The Lenders and the Agent shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by any Lender or the Agent of one right or remedy shall be deemed an election. No delay by any Lender or the Agent shall constitute a waiver, election or acquiescence by such party.

                                  ARTICLE XI

                                   THE AGENT

      SECTION 11.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints, designates and authorizes Banque Paribas as the Agent under this Agreement and under each of the other Loan Documents and irrevocably authorizes the Agent to take such action on its behalf under and subject to the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     SECTION 11.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

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Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 11.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by either of the Borrowers or any Affiliate of the Borrowers, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrowers or any of the Borrower's Affiliates.

     SECTION 11.4  RELIANCE BY THE AGENT.

             (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

             (b) For purposes of determining compliance with the conditions precedent specified in ARTICLE IV, each Lender that has executed this Agreement or shall hereafter execute and deliver an Assignment and Acceptance in accordance with SUBSECTION 12.11(a) shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been


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withdrawn by notice to the Agent to that effect or the Lender shall not have made available to the Agent the Lender's ratable portion of such Borrowing.

     SECTION 11.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent on behalf and for the benefit of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with ARTICLE X; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem in the best interest of the Lenders.

     SECTION 11.6 CREDIT DECISION. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender confirms to the Agent that it has not relied, and will not rely hereafter, on the Agent to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness of any information provided by either of the Borrowers or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not the information has been or is hereafter distributed to such Lender by the Agent). Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers under and pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations or warranties, recitals or statements made herein or therein or made in any written or oral statements, or in any financial or other statements, instruments, reports or

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certificates or any other documents furnished or made by the Agent to the
Lenders or by or on behalf of the Borrowers to the Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

     SECTION 11.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or other out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. Without limiting the generality of the foregoing, if the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this SECTION 11.7, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this SECTION 11.7 shall survive the payment of all Obligations.

     SECTION 11.8 AGENT IN INDIVIDUAL CAPACITY. Banque Paribas and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with either of the Borrowers and their Affiliates as though Banque Paribas were not the

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Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Banque Paribas shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Banque Paribas in its individual capacity.

      SECTION 11.9 SUCCESSOR AGENT. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon thirty (30) days' notice to the Borrowers and the Lenders. If the Agent shall resign as Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XI and SECTIONS 12.5 and 12.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      SECTION 11.10  COLLATERAL MATTERS.

              (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral, the Collateral Documents or the Holdings Collateral Documents, which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents or the Holdings Collateral Documents.

              (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which neither of the Borrowers owned an interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the either of the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by either of the Borrowers to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in SUBSECTION 12.1(f). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SUBSECTION 11.10(b). Required Lenders may also deliver


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written directions to the Agent not to take any specific action permitted by this SUBSECTION 11.10(B) and, following receipt of such notice, but subject to the other terms of this ARTICLE XI, the Agent shall cease from taking such action.

                                  ARTICLE XII

                                 MISCELLANEOUS


      SECTION 12.1 AMENDMENTS AND WAIVERS. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and acknowledged by the Agent, do any of the following:

              (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SUBSECTION 10.3) or subject any Lender to any additional obligations;

              (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document (including in respect of any Mandatory Prepayment);

              (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

               (e) amend this SECTION 12.1; or

               (f) release all or any substantial part of the Collateral except as otherwise may be provided in the Collateral Documents or this Agreement or except where the consent of the Required Lenders only is specifically provided for;

               (g) discharge or release either Borrower or any subsequent guarantor from the Obligations;

and, provided further that no amendment, modification, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.


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

      SECTION 12.2  NOTICES.

              (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrowers by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, if directed to the Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and if directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.

              (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to
ARTICLE II or ARTICLE XI shall not be effective until actually received by the Agent.

              (c) Each of the Borrowers and the Lenders acknowledge and agree that any agreement of the parties to receive certain notices by telephone and facsimile is for their mutual benefit and convenience. Any party shall be entitled to rely on the authority of any Person purporting to be a Person authorized by any other party to give such notice, and the party relying on such authorization shall not have any liability to any other Person on account of any action taken or not taken by such party in reliance upon such telephonic or facsimile notice. The obligation of each of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent of a confirmation which is at variance with the terms understood by the Agent to be contained in the telephonic or facsimile notice.

     SECTION 12.3 NO WAIVER BY THE AGENT OR THE LENDERS. No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege under this Agreement, the Notes or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      SECTION 12.4  ENTIRE AGREEMENT; CONSTRUCTION.

              (a) This Agreement, the Notes and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among the Borrowers, the Lenders and the Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.


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

              (b) This Agreement is the result of negotiations between and has been reviewed by each of the Borrowers, the Lenders executing this Agreement as of the Closing Date and the Agent and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against the Borrowers, the Lenders or the Agent. The Borrowers, the Lenders and the Agent each severally agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish the Borrowers', any Lender's or the Agent's actual intentions.

      SECTION 12.5 INDEMNIFICATION. To the fullest extent permitted by law, each of the Borrowers agrees to protect, indemnify, defend and hold harmless the Agent, each Lender and each of their respective directors, officers, employees and agents and any Person which controls any of them within the meaning of the federal, state and foreign securities laws (each an "Indemnitee") from and against any liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for Attorney Costs and other reasonable fees and other disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) based on any federal, state, local or foreign law or other statutory regulation, including securities, environmental and commercial law or other statutory regulation, which arises under common law or at equitable cause or in contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by Indemnitees, or any of them, arising out of or relating to the Loan Documents or any agreement or instrument executed pursuant to the Loan Documents, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees (collectively, the "Indemnified Matters"). Upon receiving knowledge of any suit, claim or demand asserted by any Person that the Agent or any Lender believes is covered by this indemnity, the Agent or such Lender shall give the Borrowers notice of the matter and an opportunity to defend it, at the Borrowers' sole cost and expense, with legal counsel of the Borrowers' choice, which legal counsel shall be reasonably satisfactory to the Agent and the Lenders. The Agent or Lenders may also require the Borrowers to defend the matter. The obligations of the Borrowers under this SECTION 12.5 shall survive the payment and performance of the Obligations and the termination of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this SECTION 12.5 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     SECTION 12.6 COSTS AND EXPENSES. The Borrowers shall, whether or not the transactions contemplated hereby shall be consummated:

             (a) pay or reimburse Banque Paribas (including in its capacity as the Agent) within thirty (30) days after demand for all costs and expenses incurred by Banque Paribas (including in its capacity as the Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan


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

Document and any other documents prepared in connection herewith (including any commitment letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Banque Paribas (including in its capacity as the Agent) with respect hereto and thereto;

             (b) pay or reimburse the Agent and each Lender within thirty (30) days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Lender; and

             (c) pay or reimburse Banque Paribas (including in its capacity as the Agent) within thirty (30) days after demand for all audit, environmental inspection and review, search and filing, registration and recording costs, fees and expenses incurred or sustained by Banque Paribas (including in its capacity the Agent) in connection with the matters referred to under clauses (a) and (b) of this SECTION 12.6.

     SECTION 12.7 RELIANCE BY THE LENDERS. All covenants, agreements, representations and warranties made herein by the Borrowers shall, notwithstanding any investigation by the Lenders or the Agent, be deemed to be material to and to have been relied upon by the Lenders.

     SECTION 12.8 MARSHALLING; PAYMENTS SET ASIDE. The Lenders shall be under no obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that (a) the Borrowers make a payment or payments to the Lenders or the Agent, or (b) the Lenders or the Agent, on behalf and for the benefit of the Lenders, enforce their or its Liens or exercise their or its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     SECTION 12.9 NO SET-OFFS BY THE BORROWERS. All sums payable by the Borrowers pursuant to this Agreement, the Notes or any of the other Loan Documents shall be payable without notice or demand, except as otherwise specifically provided in this Agreement, and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

     SECTION 12.10 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

     SECTION 12.11  ASSIGNMENTS, PARTICIPATIONS, ETC.

             (a) Any Lender may, with the written consent of the Borrowers (at all times other than during the existence of an Event of Default in which event the Borrowers' consent shall not be required) and the Agent (and written notice to each other Lender), which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers or the Agent shall be required in connection with any assignment and delegation by any Lender to a Lender Affiliate of such Lender) (each an "Assignee") all of the Loans, the Commitments and the other rights and obligations of such Lender hereunder or any ratable part thereof, in a minimum amount of $5,000,000; provided, however, that (i) the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of EXHIBIT F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (C) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000; provided that no processing fee shall be charged for any assignment to a Lender or a Lender Affiliate, and further provided that the Borrowers shall not be required to pay any fees or costs in connection with such assignment.

             (b) From and after the date that the Agent notifies the assigning Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

             (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrowers shall execute and deliver to the Agent new Notes on the same terms and conditions as the original Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Lender has retained a portion of its Loans and its Commitments, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The

Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

             (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrowers and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Documents, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in clauses (a), (c) and (d) of the first proviso to
SECTION 12.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 3.1, 3.3, 3.5, 3.6, 12.1 (but solely with respect to those matters set forth in clauses (a), (c) and (d) thereof requiring the consent of all Lenders), and 12.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interests were owing directly to it as a Lender under this Agreement.

             (e) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrowers and provided to it by the Borrowers, or by the Agent on the Borrowers' behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to such Lender's independent auditors and other professional advisors, provided that such auditors and professional advisors shall be required to similarly protect the confidentiality of such information. Notwithstanding the foregoing, the Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Lender's possession concerning the Borrower which has been delivered to the Agent or the Lenders pursuant to this Agreement or which has been delivered to the Agent or the Lenders by the Borrowers in connection with the Lenders' credit evaluation of the Borrowers prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrowers, such Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder.

             (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Borrowers to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

     SECTION 12.12 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 12.13 SEVERABILITY. Whenever possible, each provision of this Agreement, the Notes and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 12.14  NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC.    Each
Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     SECTION 12.15 NO THIRD PARTIES BENEFITTED. This Agreement is made and e ntered into for the sole protection and legal benefit of the Borrowers, the Lenders and the Agent, and their permitted successors and assigns, and except as otherwise expressly provided in this Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     SECTION 12.16 RELATIONSHIP OF PARTIES. The relationship between the Borrowers, on the one hand, and the Lenders and the Agent, on the other, is, and at all time shall remain solely that of a borrower and lenders. Neither the Lenders nor the Agent shall under any circumstances be construed to be partners or joint venturers of either of the Borrowers or any of their Affiliates; nor shall the Lenders or the Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with either of the Borrowers or any of their Affiliates, or to owe any fiduciary duty to either of the Borrowers or any of their Affiliates. The Lenders and the Agent do not undertake or assume any responsibility or duty to either of the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform either of the Borrowers or any of their Affiliates of any matter in connection with its or their Property, any Collateral held by the Agent or any Lender or the operations of either of the Borrowers or any of their Affiliates. Each of the Borrowers its Affiliates shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Agent in connection with such matters is solely for the protection of the Lenders and Agent, and neither of the Borrowers nor any Affiliate is entitled to rely thereon.

     SECTION 12.17 TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

     SECTION 12.18 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     SECTION 12.19 EQUITABLE RELIEF. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, the Notes or any of the other Loan Agreements, any remedy at law may prove to be inadequate relief to the Lenders or the Agent; therefore, the Borrowers agree that the Lenders or the Agent, if the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 12.20 GOVERNING LAW. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

     SECTION 12.21 OBLIGATIONS OF EACH BORROWER. Each Borrower agrees that the liability hereunder and under the other Loan Documents, including the Obligations, shall be the immediate, direct, and primary obligation of such Borrower on a joint and several basis and shall not be contingent upon the Agent's or any Lender's exercise or enforcement of any remedy it may have against any other Borrower or any other Person, or against the Collateral or any security for the Obligations. Without limiting the generality of the foregoing, the Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Borrower be exonerated or discharged by, any of the following events:

             (a) Insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, death, liquidation, winding up or dissolution of either Borrower or any guarantor of the Obligations;

             (b) Any limitation, discharge, or cessation of the liability of either Borrower or any guarantor of the Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of the documents evidencing the Obligations or any guaranty of the Obligations;

             (c) Any merger, acquisition, consolidation or change in structure of either Borrower or any guarantor of the Obligations or any sale, lease, transfer or other disposition of any or all of the assets or shares of either Borrower or any guarantor of the Obligations;

             (d) Any assignment or other transfer, in whole or in part, of any Lender's interests in and rights under this Agreement or any of the other Loan Documents, including, without limitation, any assignment or other transfer, in whole or in part, of the Agent's interests in and to the Collateral;

             (e) Any claim, defense, counterclaim or setoff, other than that of prior performance, that either Borrower or any guarantor of the Obligations may have or assert, including, but not limited to, any defense of incapacity or lack of corporate or other authority to execute any documents relating to the Obligations or the Collateral;

             (f) The Agent's or any Lender's amendment, modification, renewal, extension, cancellation or surrender of any agreement, document or instrument relating to this Agreement, the Obligations or the Collateral, or any exchange, release, or waiver of any Collateral;

             (g) The Agent's or any Lender's exercise or nonexercise of any power, right or remedy with respect to the Obligations or the Collateral, including, but not limited to, the compromise, release, settlement or waiver with or of either Borrower or any other Person;

             (h) The Agent's or any Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations or the Collateral; and

             (i) Any impairment or invalidity of the Collateral or any failure to perfect any of the Agent's Liens thereon.

     SECTION 12.22  SURETYSHIP WAIVERS.  Each Borrower hereby expressly waives
(a) diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting such Borrower's liability under the Loan Documents; (b) discharge due to any disability of either Borrower; (c) any defenses of either Borrower to obligations under the Loan Documents not arising under the express terms of the Loan Documents or from a material breach thereof by the Agent or any Lender which under applicable law has the effect of discharging either Borrower from the Obligations as to which this Agreement is sought to be enforced; (d) the benefit of any act or omission by the Agent and the Lenders which directly or indirectly results in or aids the discharge of either Borrower from any of the Obligations by operation of law or otherwise; (e) except as expressly provided herein, all notices whatsoever, including, without limitation, notice of acceptance of the incurring of the Obligations; (f) any right it may have to require the Agent or the Lenders to disclose to it any information that the Agent or the Lenders may now or hereafter acquire concerning the financial condition or any circumstances that bears on the risk of nonpayment by the other Borrower, including, without limitation, the release of such other Borrower from its Obligations hereunder; and (g) any requirement that the Agent and the Lenders exhaust any right, power or remedy or proceed against the other Borrower or any other security for, or any guarantor of, or any other party liable for, any of the Obligations, or any portion thereof. Each Borrower specifically agrees that it shall not be necessary or required, and the Borrowers shall not be entitled to require, that the Agent and the Lenders (i) file suit or proceed to assert or obtain a claim for personal judgment against the other Borrower for all or any part of the Obligations; (ii) make any effort at collection or enforcement of all or any part of the Obligations from either Borrower; (iii) foreclose against or seek to realize upon the Collateral or any other security now or hereafter existing for all or any part of the Obligations; (iv) file suit or proceed to obtain or assert a claim for personal judgment against either Borrower or any guarantor or other party liable for all or any part of the Obligations; (v) exercise or assert any other right or remedy to which the Agent or any Lender is or may be entitled in connection with the Obligations or any security or guaranty relating thereto to assert; or (vi) file any claim against assets of one Borrower before or as a condition of enforcing the liability of any other Borrower under this Agreement or the Notes. Without limiting the generality of the foregoing, each Borrower expressly waives the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432. Each Borrower
acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including, without limitation, deeds of trust and assignments of rents. The Agent may, pursuant to the terms of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales. Each Borrower agrees that the Agent may exercise whatever rights and remedies it may have with respect to said real property security, all without affecting the liability of the Borrowers hereunder, except to the extent the Lenders or the Agent realize payment by such action or proceeding. No election to proceed in one form of action or against any party or on any obligation shall constitute a waiver of the Agent's right to proceed in any other form of action or against either Borrower or any other Person, or diminish the liability of such Borrower, or affect the right of the Lenders or the Agent to proceed against such Borrower for any deficiency, except to the extent the Lenders or the Agent realize payment by such action, notwithstanding the effect of such action upon such Borrower's rights of subrogation, reimbursement or indemnity, if any, against any other Borrower or any other Person. Without limiting the generality of the foregoing, each Borrower expressly waives all rights, benefits and defenses, if any, applicable or available to such Borrower under either California Code of Civil

Procedure Sections 580a or 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or nonjudicial foreclosure sale is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold. Without limiting the generality of the foregoing, each Borrower further expressly waives all rights, benefits and defenses, if any, applicable or available to such Borrower under either California Code of Civil Procedure Sections 580b, providing that no deficiency may be recovered on a real property purchase money obligation, or 580d, providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust.

     WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH BORROWER HEREBY IRREVOCABLY WAIVES AND RELEASES:

             (a) ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ANY BORROWER, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY SUCH PAYMENTS MADE OR OBLIGATIONS PERFORMED;

             (b) UNTIL SUCH TIME AS THE OBLIGATIONS HAVE BEEN SATISFIED IN FULL, ANY AND ALL RIGHTS THAT WOULD RESULT IN SUCH BORROWER BEING DEEMED A "CREDITOR" UNDER THE UNITED STATES BANKRUPTCY CODE OF ANY OTHER BORROWER OR ANY OTHER PERSON, ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED BY SUCH BORROWER; AND

             (c) UNTIL SUCH TIME AS THE OBLIGATIONS HAVE BEEN SATISFIED IN FULL, ANY CLAIM, RIGHT OR REMEDY WHICH IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY OTHER BORROWER THAT ARISES HEREUNDER AND/OR FROM THE PERFORMANCE BY IT HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CLAIM, REMEDY OR RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR PARTICIPATION IN ANY CLAIM, RIGHT OR REMEDY OF ANY LENDER OR THE AGENT AGAINST ANY OTHER BORROWER OR ANY COLLATERAL SECURITY WHICH THE LENDERS OR THE AGENT NOW HAVE OR MAY HEREAFTER ACQUIRE, WHETHER OR NOT SUCH CLAIM, RIGHT OR REMEDY ARISES IN EQUITY, UNDER CONTRACT, BY STATUTE, UNDER COMMON LAW OR OTHERWISE.

     SECTION 12.23 REFUND CHECK PROCESSING ACCOUNT. One of the businesses of CSG is the disbursement on behalf of CSG's customers of refunds due to subscribers of such customers. Such disbursements are made by CSG's issuance of checks drawn on an account maintained by CSG exclusively for such purpose, as disclosed in ITEM 5.20 of the DISCLOSURE SCHEDULE. Such account is funded in advance solely by CSG's customers for the purpose of providing funds to cover the refund checks issued by CSG. Because (i) the funds contained in such account (with the exception of non-material amounts of interest earned by CSG on the account balance pending the clearance of checks drawn on such account) are not the property of CSG, (ii) the checks drawn upon such account are not issued in payment of liabilities of CSG, (iii) the funds deposited in such account are not recorded by CSG as revenues, and (iv) the checks issued on such account are not recorded by CSG as expenses, the Borrowers, the Lenders and the Agent agree that neither the funds on deposit in such account at any time nor the checks drawn on such account which are outstanding at any time shall be taken into account for any purpose of this Agreement, and such funds shall not be subject to the security interest granted by CSG in the Security Agreement.

     SECTION 12.24 NOTICE OF CLAIMS; CLAIMS BAR. EACH OF THE BORROWERS HEREBY AGREES THAT IT SHALL GIVE PROMPT NOTICE AFTER BECOMING AWARE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST ANY LENDER OR THE AGENT, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT, THE nOTES OR ANY OF THE OTHER lOAN dOCUMENTS OR TO THE lOANS (OR THE COLLATERAL THEREFOR) CONTEMPLATED HEREBY OR THEREBY OR ANY ACT OR OMISSION TO ACT BY ANY LENDER OR THE AGENT WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH NOTICE TO THE AGENT PRIOR TO THE FIRST ANNIVERSARY OF HAVING BECOME AWARE OF ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

     SECTION 12.25 WAIVER OF PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH OF THE BORROWERS HEREBY AGREES THAT IT SHALL NOT SEEK FROM THE LENDERS OR THE AGENT, UNDER ANY THEORY OF LIABILITY, INCLUDING ANY THEORY IN TORTS, ANY PUNITIVE DAMAGES.

     SECTION 12.26 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, EACH LENDER AND THE AGENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OF THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS                         CSG SYSTEMS, INC.,
                                  a Delaware corporation


                                  By:  /s/ Greg Parker
                                     ------------------------------------------
                                     Greg Parker,
                                     Vice President and Chief Financial Officer

                                  CSG SYSTEMS INTERNATIONAL, INC.,
                                  a Delaware corporation


                                  By:  /s/ Greg Parker
                                     ------------------------------------------
                                     Greg Parker,
                                     Vice President and Chief Financial Officer

                                  Notices to be sent to:

                                  CSG Systems, Inc.
                                  2525 North 117th Avenue
                                  P.O. Box 34965
                                  Omaha, Nebraska 68134
                                  Attention:  Randy Wiese,
                                   Controller/Principal Accounting Officer
                                  Telephone:  402/431-7574
                                  Facsimile:  402/431-7254

                                  with a copy to:

                                  CSG Systems International, Inc.
                                  7887 East Belleview Avenue, Suite 1000
                                  Englewood, Colorado 80111
                                  Attention:  Chief Financial Officer
                                  Telephone:  303/796-2856
                                  Facsimile:  303/796-2881

AGENT                      BANQUE PARIBAS


                           By:  /s/ Lee S. Buckner
                              -----------------------------------------------
                              Lee S. Buckner, Managing Director,
                              Merchant Banking



                           By:  /s/ Robert N. Pinkerton
                              -----------------------------------------------
                              Robert N. Pinkerton, Director, Merchant Banking

                           Agent's Payment Office:

                           Bank of America, NT & SA
                           ABA No. 1210-0035-8
                           San Francisco, California
                           for credit to:      Banque Paribas
                                               Los Angeles Agency
                           Account No.:  62902-10150

                           Notices to be sent to:

                           Banque Paribas
                           101 California Street, Suite 3150
                           San Francisco, CA  94111
                           Attention:  Robert N. Pinkerton,
                                       Director
                           Telephone:  415/398-6811
                           Facsimile:  415/398-4240

LENDERS                    BANQUE PARIBAS


                           By:  /s/ Lee S. Buckner
                                -----------------------------------------------
                                Lee S. Buckner, Managing Director,
                                Merchant Banking



                           By:  /s/ Robert N. Pinkerton
                                -----------------------------------------------
                                Robert N. Pinkerton, Director, Merchant Banking

                           Domestic Lending Office:

                           Banque Paribas
                           2029 Century Park East, Suite 3900
                           Los Angeles, CA  90067
                           Attention:  Shirley Williams
                           Telephone:  310/551-7300
                           Facsimile:  310/556-8759

                           Notices to be sent to:

                           Banque Paribas
                           101 California Street, Suite 3150
                           San Francisco, CA  94111
                           Attention:  Robert N. Pinkerton, Director
                           Telephone:  415/398-6811
                           Facsimile:  415/398-4240